                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934


Filed by the Registrant [X]
Filed by a Party other the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-1

                        GEORGIA-CAROLINA BANCSHARES, INC
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                        --------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 --------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                       ----------------

     3)   Filing Party:
                       ------------------------------------------------

     4)   Date Filed:
                     --------------------------------------------------

                 [GEORGIA-CAROLINA BANCSHARES, INC. LETTERHEAD]








                               February 19, 1998



Dear Shareholder:

        Your Board of Directors and Management have worked for several months to evaluate strategic alternatives for the Bank and its parent holding company. After thoughtful consideration, the Board decided that expanding into the Augusta, and Columbia County markets afforded the best opportunity for the future. Subsequently, the Board formed a strategic alliance with a group of prominent Augusta businessmen, and employed Patrick Blanchard, a well known banker in the Augusta market, to spearhead the opening of two new offices in the Augusta and Columbia County area.

        As our plans have progressed, certain issues regarding the name of the Bank and the holding company surfaced. The possibility of future expansion into South Carolina caused the Board to re-evaluate the name Pinnacle Bancshares, Inc., and to change the Company's name to Georgia-Carolina Bancshares, Inc., which we believe better reflects our new market. Simultaneously, the Board agreed that a change of the Bank's name would be appropriate to reflect the new regional nature of the Bank. The name chosen for the Bank is First Bank of East Georgia. We will continue to use the name McDuffie Bank & Trust as our trade name in McDuffie County, and anticipate using the trade names First Bank of Augusta and First Bank of Columbia County for the two new offices.


        You are cordially invited to attend a Special Meeting of Shareholders of Georgia-Carolina Bancshares, Inc., which will be held on Monday, March 9, 1998, at 4:30 p.m. at the Company's main office, 110 East Hill Street, Thomson, Georgia 30824. The purpose of the meeting will be to discuss and vote on a public offering of approximately $10,000,000 of new capital to support projected growth of the Bank in these new markets and to act on such other matters as may come before the Special Meeting.


        I hope you will plan to attend this important meeting and hear our plans for the future. However, whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed proxy card will not prevent you from voting in the person at the meeting, should you later decide to do so.

                                    Sincerely,



                                    /s/ David W. Joesbury, Sr.

                                    David W. Joesbury, Sr.
                                    Chairman

                        GEORGIA-CAROLINA BANCSHARES, INC.
                              110 EAST HILL STREET
                             THOMSON, GEORGIA 30824


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 9, 1998



        TO OUR SHAREHOLDERS:


        Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Georgia-Carolina Bancshares, Inc. (the "Company") will be held on Monday, March 9, 1998, at 4:30 p.m., at the main office of the Company, 110 East Hill Street, Thomson, Georgia 30824, for the following purposes:


                (1) To consider and vote upon the proposed registered public offering of a minimum of 518,519 shares and a maximum of 740,741 shares of the Company's common stock, $.001 par value per share (the "Common Stock") at an offering price of $13.50 per share; and

                (2) To conduct such other business as may lawfully come before the Special Meeting or any adjournments or postponements thereof.


        Only shareholders of record at the close of business on February 12, 1998 are entitled to notice of, and to vote at, said meeting and any adjournments thereof.


        Your attention is directed to the attached Proxy Statement. Shareholders are cordially invited to attend the Special Meeting. Whether or not you expect to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                    By Order of The Board of Directors


                                    /s/ J. Harold Ward, Jr.

                                    J. Harold Ward, Jr.
                                    Secretary

February 19, 1998

Thomson, Georgia

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        GEORGIA-CAROLINA BANCSHARES, INC.
                              110 EAST HILL STREET
                             THOMSON, GEORGIA 30824


                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 9, 1998


                           --------------------------

                                 PROXY STATEMENT

                           --------------------------



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Georgia-Carolina Bancshares, Inc. (the "Company") for a Special Meeting of Shareholders (the "Special Meeting") to be held on Monday, March 9, 1998, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The Company is the parent of McDuffie Bank & Trust (the "Bank"), a state-chartered, full service commercial bank conducting business in Thomson, Georgia. On November 17, 1997, the Company changed its name from Pinnacle Bancshares, Inc. to Georgia-Carolina Bancshares, Inc. In addition, the Bank has determined to change its name from McDuffie Bank & Trust to First Bank of East Georgia. The Bank will continue using the trade name McDuffie Bank & Trust for offices located in McDuffie County. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about February 19, 1998. The address of the principal executive offices of the Company is 110 East Hill Street, Thomson, Georgia 30824, and the Company's telephone number is (706) 595-1600.


         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the proposed registered public offering of a minimum of 518,519 shares and a maximum of 740,741 shares of the Company's common stock, $.001 par value per share (the "Common Stock") at an offering price of $13.50 per share. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.


         The record of shareholders entitled to vote at the Special Meeting was taken on February 12, 1998. On that date, the Company had outstanding and entitled to vote 635,380 shares of Common Stock, with each share entitled to one vote. A majority (317,691) of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum.

                                 AGENDA ITEM ONE
                     APPROVAL OF REGISTERED PUBLIC OFFERING


                              THE PROPOSED OFFERING

BACKGROUND OF THE PROPOSED OFFERING

         During the first half of 1996, the Board of Directors of the Bank initiated a program to assess the Bank's long range goals and opportunities. To assist it, the Board of Directors of the Bank retained the services of The Robinson-Humphrey Company, LLC, Atlanta, Georgia ("Robinson-Humphrey"), a well-known and highly regarded regional investment banking and brokerage firm. The Board of Directors of the Bank imposed no restrictions on the scope of Robinson-Humphrey's evaluation of strategic alternatives for the Bank. In April 1996, Robinson-Humphrey made a report to the Board of Directors of the Bank regarding its evaluation. After extensive discussions with management of the Bank, internal deliberations and after reviewing and considering the report of Robinson-Humphrey, the Board of Directors of the Bank concluded that it was unlikely that an effort to sell the Bank at that time would yield acceptable returns to shareholders. This conclusion was primarily due to the Bank's over-capitalization, its marginal profitability and the slow growth market in which it was operating. Accordingly, the Board of Directors of the Bank adopted strategies designed to generate growth, improve profitability and increase liquidity for the owners of the Bank's common stock. These strategies included, but were not limited to, (i) continuing to focus on increasing the earnings of the Bank and profitably growing its loan portfolio; (ii) reorganizing the Bank into a holding company structure; (iii) implementing a stock repurchase plan;
(iv) increasing employee stock ownership by forming an employee stock option plan and (v) reviewing new markets for potential expansion either by de novo branching or by the acquisition of additional banks or branches. The strategies adopted by the Board of Directors of the Bank did not preclude the consideration of unsolicited offers to acquire the Bank.

         In August 1996, the Bank received an unsolicited offer from a bank holding company located in a different Georgia market from that of the Bank. The Board of Directors of the Bank once again retained the services of Robinson-Humphrey to assist it in evaluating this offer. The offer was received very soon after the Bank's major competitor in the McDuffie County market, Allied Bancshares, Inc. ("Allied"), announced that it had reached an agreement to be acquired by Regions Bank, Birmingham, Alabama ("Regions"). The Board of Directors of the Bank, relying upon Robinson-Humphrey's analysis and taking into account the possibility that the acquisition of Allied by Regions would accelerate the growth of the Bank and its profitability, rejected the offer.

FORMATION OF BANK HOLDING COMPANY

         In January 1997, the Board of Directors of the Bank, following up on its April 1996 strategic initiatives, began to move forward with the preparation and filing of the necessary regulatory applications to reorganize the Bank into a holding company structure. Shareholders of the Bank were scheduled to vote on the Bank's reorganization (the "Reorganization") at the Bank's Annual Meeting of Shareholders in April 1997 in order that the Reorganization could be consummated by early summer.

         On January 31, 1997, the Company was incorporated under the laws of the State of Georgia to operate as a bank holding company pursuant to the federal Bank Holding Company Act of 1956, as amended, and to purchase 100% of the issued and outstanding capital stock of the Bank. The Company was organized at the direction of the Board of Directors of the Bank based on its belief that the Reorganization could substantially strengthen the Bank's competitive position. For example, under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, the Company is able to expand its operations outside the State of Georgia, if such expansion is deemed to be in the best interest of the Company. On April 28, 1997, the shareholders of the Bank, at the Bank's Annual Meeting of Shareholders, duly approved and authorized the Reorganization and, after receipt of final regulatory approvals, the Reorganization was consummated on June 6, 1997.

EXPANSION INTO AUGUSTA AND COLUMBIA COUNTY, GEORGIA

         While Bank management and the Board of Directors of the Bank were pursuing the Reorganization, in late February 1997, the Bank was contacted by certain Augusta businessmen who were interested in chartering a new bank that would serve the markets of Augusta and Columbia County, Georgia. These Augusta businessmen posed the prospect of making the new bank a subsidiary of the Company. Further, they also offered to assist the Company in locating investors to purchase newly issued Company Common Stock to finance the expansion of the Company's banking operations. This group of Augusta businessmen ultimately included Ray Brown, Arthur J. Gay, Jr., J. Randal Hall, George H. Inman, John W. Lee, A. Montague Miller and Julian W. Osbon (collectively, the "Augusta Group"). Discussions with the Augusta Group continued until October 7, 1997, when an agreement (the "Agreement") was entered into whereby, subject to approval by the Company's shareholders and certain other conditions as detailed below, the Company has agreed to register certain shares of its Common Stock for sale to the public and to use the proceeds of such sale to expand the Bank, through the establishment of offices, into Augusta and Columbia County, Georgia. Pursuant to the Agreement, Patrick G. Blanchard has been appointed President and Chief Executive Officer of the Company. In addition, certain members or representatives of the Augusta Group have been appointed to the Board of Directors of the Company and the Board of Directors of the Bank. Although the offering, if approved, will be conducted on a best efforts basis and may last for a period of 360 days, if the minimum offering amount of $7,000,006 is not obtained by June 30, 1998, those directors appointed to the Board of Directors of the Company and the Board of Directors of the Bank will, pursuant to self-executing resignations, resign. See "MANAGEMENT -- Directors, Appointed Directors and Executive Officers of the Company and the Bank -- Appointed Directors of the Company and the Bank." Further, subject to certain conditions and exceptions, the Agreement requires that certain members of the Augusta Group purchase an amount of Common Stock in the offering having an aggregate value greater than or equal to $560,000. This purchase must be made no later than June 30, 1998. In June 1997, certain members of the Augusta Group, in anticipation of reaching a final agreement with the Company, purchased an aggregate of 51,058 shares of Common Stock from certain shareholders of the Company, which amounted to 8% of the then-outstanding shares of the Company's Common Stock. See "MANAGEMENT -- Security Ownership of Management, Appointed Management and Certain Beneficial Owners." The June 1997 purchase will not be counted toward the requirement that certain members of the Augusta Group purchase an aggregate amount of Common Stock in the offering of at least $560,000.

         In preparation of the Company's and the Bank's expanded banking operations, on November 17, 1997, the Company changed its name from Pinnacle Bancshares, Inc. to Georgia-Carolina Bancshares, Inc. In addition, on January 23, 1998, the name of the Bank was changed from McDuffie Bank & Trust to First Bank of East Georgia. The Bank will continue using the trade name McDuffie Bank & Trust for offices located in McDuffie County and anticipates using the trade names First Bank of Augusta and First Bank of Columbia County for the two new offices.

TERMS OF THE PROPOSED OFFERING

         GENERAL

         Subject to approval by the Company's shareholders at the Special Meeting and certain other conditions as detailed below, the Company will offer 740,741 shares of Common Stock for cash at a price of $13.50 per share. A minimum subscription of 100 shares will be required for each subscription. No subscriber may subscribe to an amount of shares that would cause such subscriber's holdings of Common Stock to be greater than 5% of the Company's outstanding Common Stock upon completion of the minimum offering. The purchase price of $13.50 per share shall be paid in full upon execution and delivery of a subscriber's subscription agreement. All subscriptions tendered by investors will be subject to acceptance by the Board of Directors of the Company, and the Company will reserve the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Subscriptions which are rejected by the Company will be returned to the subscriber without interest. Investors whose subscription is reduced by the Company may withdraw their subscription within 10 days after being notified of such reduction by the Company. The Company will reserve the right to cancel the offering at any time prior to the time the Company withdraws funds from the Subscription Escrow Account, for any reason whatsoever.

         CONDITIONS OF THE PROPOSED OFFERING

         The proposed offering will be expressly conditioned upon fulfillment of the following conditions (the "Offering Conditions") on or prior to February
14, 1999 after the registration statement registering the Common Stock to be offered (the "Expiration Date"). The Offering Conditions, which may not be waived, are as follows:


         (a) The Company shall have received approval from its shareholders of the proposed offering at the Special Meeting.

         (b) Not less than $7,000,006 shall have been deposited with an escrow agent (the "Escrow Agent"); and

         (c) The Company shall not have canceled the offering prior to the time funds are withdrawn from the Escrow Agent.

         ESCROW OF SUBSCRIPTION FUNDS

         Until the Offering Conditions have been met, all subscription funds and documents tendered by investors will be placed in an escrow account (the "Subscription Escrow Account") with the Escrow Agent. Pending disposition of the Subscription Escrow Account, the Escrow Agent will be authorized, upon instructions to be given by David W. Joesbury, Sr., Chairman of the Company, to invest subscription funds in direct obligations of the United States Government, in short-term insured certificates of deposit, in short-term federal funds, and/or in money market management trusts for short-term obligations of the United States Government, with maturities not to exceed 90 days. The Company will invest the subscription funds in a similar manner after breaking escrow and prior to the time that the Company expands its banking operations.

         In the event the Offering Conditions are not met by the Expiration Date, the Escrow Agent will return to the subscribers their subscription funds, together with their allocated share of profits, if any, earned on the investment of the Subscription Escrow Account. Each subscriber's proportionate share of Subscription Escrow Account earnings shall be that fraction (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the date of acceptance of the investor's subscription and the date of the offering termination, inclusive (the subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factors of all investors depositing subscription funds in the Subscription Escrow Account.

         If all Offering Conditions are satisfied, and the Company withdraws the subscription funds from the Subscription Escrow Account, all profits and earnings on such account shall belong to the Company.

DETERMINATION OF OFFERING PRICE

General

         Because there has been no established public market for the shares of the Common Stock prior to the proposed offering, pursuant to the Agreement, the Company retained Robinson-Humphrey to render to the Board of Directors of the Company an opinion that the price of the Common Stock to be sold in the offering is fair from a financial point of view to the current shareholders of the Company.

         Robinson-Humphrey's opinion, a copy of which is attached as Exhibit A to this Proxy Statement, is written solely to the existing shareholders of the Company. Robinson-Humphrey's opinion expressly does not constitute a recommendation to existing or prospective shareholders to purchase the equity securities of the Company in the proposed offering or elsewhere.

         In arriving at its opinion, Robinson-Humphrey performed a variety of financial analyses and reviewed and analyzed: (i) the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission in connection with the proposed offering and this Proxy Statement; (ii) the Company's publicly available documents; (iii) financial and operating information with respect to the business, operations and prospects of the Company furnished to Robinson-Humphrey by the Company; (iv) the recent trading history of the Common Stock, to the extent available, as supplied by management; (v) a comparison of the historical financial results and present financial condition of the Company with those of other companies which Robinson-Humphrey deemed relevant; and (vi) the Company's business plans with respect to its expansion into the Augusta and Columbia County, Georgia markets. In addition, Robinson Humphrey had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as Robinson-Humphrey deemed appropriate. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description.

         Robinson-Humphrey assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion without independent verification. With respect to the financial forecasts/projections of the Company and its expansion plans, Robinson-Humphrey has assumed that such forecasts/projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at its opinion, Robinson-Humphrey has not conducted a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets or the liabilities of the Company. In addition, Robinson-Humphrey has not been authorized to solicit, and it has not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Robinson-Humphrey's opinion is necessarily based upon market, economic and other conditions as they existed on, and can be evaluated as of, the date of this Proxy Statement.

Valuation Methodologies


         In connection with its opinion and presentation of that opinion to the Company's Board of Directors, Robinson-Humphrey performed several analyses with respect to the Company including: (i) a five year projection model with respect to the Company's current financial operations ("Standalone Operations"); (ii) a five year projection model with respect only to the Company's proposed expansion plans into the Augusta and Columbia County markets ("Proposed Expansion"); (iii) a dilution analysis; (iv) a contribution analysis; (v) an internal rate of return analysis; and (vi) a comparable company trading analysis.

         Projection Model of Standalone Operations: In performing this analysis, Robinson-Humphrey assisted the Company's management to estimate: (i) ending and average balance sheets, including various investment, loan, reserve for loan losses, property, plant, equipment, and non-earning asset categories, and (ii) income statements, including interest income, interest expense, provision for loan losses, non-interest income and non-interest expense categories for the years ending 1997, 1998, 1999, 2000 and 2001.

         Projection Model of Proposed Expansion: In performing this analysis, Robinson-Humphrey assumed that the proceeds from the proposed offering were used to capitalize the Company's proposed expansion into the Augusta and Columbia County, Georgia markets. Robinson-Humphrey examined various scenarios under which the Company raised gross proceeds of $7,000,000 and $10,000,000 from the proposed offering. Robinson-Humphrey assisted the Company's management in order to establish the estimated startup costs and timing of the proposed expansion into the Augusta and Columbia County, Georgia markets. Additionally, Robinson-Humphrey and the Company's management estimated: (i) ending and average balance sheets, including various investment, loan, reserve for loan losses, property, plant, equipment and non-earning asset categories, and (ii) income statements, including interest income, interest expense, provision for loan losses, non-interest income, and non-interest expense categories for the years ending 1997, 1998, 1999, 2000 and 2001.

         Dilution Analysis: Robinson-Humphrey combined the estimated net after tax earnings of the Standalone Operations and Proposed Expansion for the years 1997, 1998, 1999, 2000 and 2001. Robinson-Humphrey assumed that a $7,000,000 offering was completed at various per share prices. The resulting increases or decreases in estimated pro forma earnings per share, when compared to the Standalone Operations model, for the years 1999, 2000 and 2001 were examined. It was determined for valuations of $13.00 per share or greater, that the Proposed Expansion would be dilutive to earnings per share in 1999 but then could add approximately $0.30 to earnings per share over and above earnings per share that had been estimated for the year ended December 31, 2000 and for subsequent periods, assuming management forecasts are reasonably accurate.

         Contribution Analysis: Robinson-Humphrey combined the balance sheet estimates for the Standalone Operations and the Proposed Expansion and examined, at September 30, 1997 and December 31, 1997, 1998, 1999, 2000 and 2001, the relative contributions of the Standalone Operations and the Proposed Expansion. In particular, at September 30, 1997, $7,000,000 of new equity capital in the Company represented approximately 49% of book value on a pro forma basis. By the end of the second full calendar year of operations, December 31, 2000, according to management's projections and assuming $7,000,000 of new equity capital, the Proposed Expansion could represent approximately 73% of gross loans, 71% of total deposits, 68% of total assets, and 63% of net income on a pro forma basis. These relative contributions of management's estimations of equity, gross loans, total deposits, total assets and net income for the year ended December 31, 2000 and in the other periods were compared with the pro forma ownership of the Company's existing shareholders after the offering. At the offering price of $13.50 per share, and assuming a $7,000,000 offering, the existing shareholders would represent approximately 55% of the pro forma shares outstanding after the offering.

         Internal Rate of Return Analysis: Robinson-Humphrey examined from the Company's point of view the estimated internal rate of return to the Company of a theoretical investment of $7,000,000 to fund the Proposed Expansion. This analysis takes into account an initial investment in the Proposed
Expansion (including start-up costs), estimated net income and estimated cash flow from the project. A terminal value was calculated by assuming that the Proposed Expansion could theoretically be sold at December 31, 2001 at various exit price to earnings ratios. The internal rate of return to the Company was calculated using the estimated cash flow and the estimated terminal value. Robinson-Humphrey performed a sensitivity analysis varying the exit price / earnings multiple from 8.00 times to 20.00 times December 31, 2001 earnings and assuming that the Proposed Expansion earned 50.00% to 150.00% of its estimated net income. At the mid point of this sensitivity analysis, assuming management's estimates are reasonably correct, this analysis yielded approximately a 40% internal rate of return (a 40% compound annual return to the Company) for the Proposed Expansion assuming a $7,000,000 offering. It should be noted that this internal rate of return analysis is the internal rate of return that the Company could potentially earn, assuming management's estimates are reasonably correct, from an investment in the Proposed Expansion and is specifically not a rate of return that can be expected to be earned by current or prospective shareholders.

         Comparable Company Trading Analysis: Robinson-Humphrey examined banks in the Southeast with total assets of less than $500 million and for which there was a publicly quoted market price. This group was comprised of 46 banks. These institutions traded at an average of 2.05 times book value, 2.09 times tangible book value, and 18.61 times last 12 months earnings per share. Furthermore, these institutions had an average equity / asset ratio of 10.23% and earned 1.22% on average assets and 12.52% on average equity for the most recently reported quarter. These trading multiples and operating ratios were compared to the estimated operating ratios of the Standalone Operations, the Proposed Expansion and for the pro forma combination of the Standalone Operations and the Proposed Expansion for the nine months ended September 30, 1997 and the years ending December 31, 1997, 1998, 1999, 2000 and 2001.


         Specifically, an offering price of $13.50 per share, assuming a $7,000,000 offering, represents approximately 1.19 times September 30, 1997 book value per share and approximately 1.10 times September 30, 1997 pro forma book value per share after the offering. An offering price of $13.50 per share, assuming a $7,000,000 offering, represents approximately 1.19 times September 30, 1997 tangible book value per share and approximately 1.10 times September 30, 1997 pro forma tangible book value per share after the offering. An offering price of $13.50 per share represents approximately 30.68 times last twelve months earnings per share as of September 30, 1997. The offering price as a multiple of book value per share and tangible book value is relatively low when compared with other comparable companies because the Company had an equity to asset ratio of approximately 18.89% at September 30, 1997 compared to 10.23% for the comparable companies. The offering price as a multiple of last twelve months earnings as of September 30, 1997 is significantly higher than other comparable companies reflecting the fact that the Company, at September 30, 1997, was not as profitable as the comparable companies. No company used in the comparable company trading analysis is identical to the Company. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgements as well as other factors that affect the public trading value of the Company. It was therefore found that offering prices ranging from $13.00 to $14.50 per share compared favorably with this group.


         Based upon and subject to the foregoing, Robinson-Humphrey is of the opinion, as of the date of this Proxy Statement that, from a financial point of view, the issue price of the offering is fair to the existing shareholders of the Company.

Compensation of Robinson-Humphrey

         Robinson-Humphrey has acted as financial advisor to the Company in connection with the Company's plans to expand into the Augusta and Columbia County markets and will receive a fee for its services, a portion of which is contingent upon the consummation of such expansion. Pursuant to an engagement letter dated December 18, 1997 between the Company and Robinson-Humphrey, the Company has agreed to pay Robinson-Humphrey $70,000 at the time it issues its fairness opinion and then 1.00% of any amounts raised in the proposed offering over $7,000,000, payable at the consummation of the proposed offering. In addition, the Company has agreed to indemnify Robinson-Humphrey for certain liabilities arising out of the rendering of its opinion.

         Robinson-Humphrey has performed various investment banking services for the Company in the past and received customary fees for such services. In the ordinary course of its business, Robinson-Humphrey has arranged trades in the equity securities of the Company for the accounts of its customers; however, Robinson-Humphrey does not make a market in the equity securities of the Company.

         As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company's Board of Directors retained Robinson-Humphrey based on its experience as a financial advisor to financial institutions.

PURCHASES BY APPOINTED DIRECTORS

         Pursuant to the Agreement, seven additional members or representatives of the Augusta Group have been appointed to the Board of Directors of the Company and eight additional members or representatives have been appointed to the Board of Directors of the Bank (collectively, the "Appointed Directors"). The Appointed Directors of the Company and the Bank are currently serving in their respective positions and are named in the "MANAGEMENT -- Directors, Appointed Directors and Executive Officers of the Company and the Bank" Section of this Proxy Statement. The Appointed Directors have indicated that they will subscribe, in the aggregate, for a minimum of 82,222 shares in the proposed offering. See "MANAGEMENT -- Security Ownership of Management, Appointed Management, and Certain Beneficial Owners." Further, certain members of the Augusta Group, pursuant to the Agreement and subject to certain conditions designed to ensure that no individual member purchases an amount of shares that would result in such person owning more than 5% of the outstanding Common Stock of the Company upon completion of the proposed offering, shall subscribe for not less than 3,704 shares. Any purchases of shares by the Appointed Directors or members of the Augusta Group will be subject to affiliate resale limitations of the Securities Act of 1933, as amended (the "Securities Act"), and will be made on the same terms as those made by other investors. Further, the Appointed Directors and the members of the Augusta Group who may make any purchases in the proposed offering have represented to the Company that any such purchases will be made for investment purposes only and not with a view to resell such shares.

USE OF PROCEEDS

         The gross proceeds from the sale of shares of Common Stock proposed to be offered by the Company are estimated to be $7,000,006, assuming the sale of 518,519 shares. However, if 518,519 shares are not sold prior to the Expiration Date, then the offering will terminate and all funds received from subscribers will be promptly refunded. See "Terms of the Proposed Offering." The net proceeds of the proposed offering will be used by the Company primarily to expand the Company's and the Bank's banking operations, through the establishment of offices, into Augusta and Columbia County, Georgia.

         Proceeds from the proposed offering will be applied as follows:

                                          Proceeds          Proceeds
                                        Assuming Sale     Assuming Sale
                                          of 518,519       of 740,741
                                            Shares           Shares
                                        -------------    -------------
Expansion and operating of the
  Bank .............................    $ 6,855,556      $  6,855,556
Expenses of offering ..............         144,450           144,450
Working capital and funds available
  for other corporate purposes
  (1)...............................             --         2,999,998
                                         -----------      -----------
                                         $ 7,000,006     $ 10,000,004
                                         ===========      ===========

--------------------

(1) Amounts indicated do not include interest earned on investment of net proceeds from the offering during the Company's escrow period.

        The following is a schedule of estimated expansion and operating expenditures of the Bank to be made by the Company out of the proceeds from the proposed offering.

        Pre-opening expenses of two Bank offices (includes
           salaries).............................................................   $    132,100*

        Purchases of land, construction and
           improvements of facilities(1).........................................      1,700,000*

        Bank office premises - net occupancy expense(2)..........................        131,800+

        Salaries and benefits(3).................................................        503,400+

        General and administrative expense,
           comprised primarily of data processing,
           marketing and advertising, telephone
           and casualty and deposit insurance(4).................................        101,800+

        Furniture, fixtures and equipment(5).....................................        303,000*

        Working capital..........................................................      3,983,456
                                                                                    ------------
                                                                                    $  6,855,556
                                                                                    ============

----------------

* Represents expenses which will be incurred prior to commencement of operations of the Bank's two proposed offices.

+ Represents operating expenses of the Bank's two proposed offices which will be incurred during the first 12 months of operations.

(1) Cost for construction and improvements of individual office sites is based on management's previous banking experience. The cost of the construction and improvements including site work, paving, and landscaping are expected to be approximately $900,000. The Bank's proposed offices will be owned by the Bank and constructed on land owned by the Bank.

(2) Salaries and benefits are based on management's estimates of the number and types of employees which will be required during the first 12 months of operation of the Bank's two proposed offices. It is presently anticipated that the two proposed offices will initially employ 11 persons on a full-time basis.

(3) These expenses are based on the experiences of similar size banks in Georgia and on management's previous banking experience.

(4) Furniture and equipment cost is based on the Bank's estimates and upon information from suppliers of bank equipment of the costs required to furnish and equip the Bank's two proposed branches for the expected level of operations.

         The above described expenses are estimates only and assume the Bank's two proposed offices will commence operations in June, 1998, or as soon thereafter as practicable. Actual expenses may exceed these amounts. A portion of these expenses will be offset by revenues generated by the proposed offices during their first year of operation.


DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 9,000,000 shares of Common Stock of which 635,380 shares are presently issued and outstanding and 1,000,000 shares of preferred stock, $.001 par value of which no shares are presently issued and outstanding. The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and the Common Stock is not entitled to cumulative voting rights with respect to the election of directors.

                                   MANAGEMENT

DIRECTORS, APPOINTED DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE
BANK

         The Company's directors, Appointed Directors and executive officers as well as the Bank's directors and executive officers are named below:


NAME                                      POSITION WITH COMPANY                  POSITION WITH BANK
--------------------------                -------------------------------        ---------------------------
Patrick G. Blanchard                      President, Chief Executive             Vice Chairman
                                          Officer and Class III Director

Larry DeMeyers*                           None                                   Director

Phillip G. Farr                           Class I Director                       Director

Samuel A. Fowler, Jr.                     Class I Director                       Vice Chairman

Arthur J. Gay, Jr.*                       Class I Director                       Director

Joseph E. Gore                            Executive Vice President and           Executive Vice President and
                                          Senior Credit Officer                  Senior Loan Officer

Joseph D. Greene                          Class I Director                       Director

J. Randal Hall*                           Class II Director                      Director

Hugh L. Hamilton, Jr.*                    Class I Director                       Director

William G. Hatcher*                       Class I Director                       Director

Heyward Horton, Jr.                       Class II Director                      President, Chief Executive
                                                                                 Officer and Director

George O. Hughes                          Class II Director                      Director

George H. Inman*                          Class II Director                      Director

David W. Joesbury, Sr.                    Chairman, Class III Director           Director

John W. Lee*                              Class III Director                     Chairman

James L. Lemley, M.D.                     Class II Director                      Director

Julian W. Osbon*                          Class II Director                      Director

J. Harold Ward, Jr.                       Senior Vice President and              Senior Vice President and
                                          Chief Financial Officer                Chief Financial Officer

Robert N. Wilson, Jr.                     Class III Director                     Director

Bennye M. Young                           None                                   Director

-----------------------
* Appointed Director


         Each of the above persons has been a director of the Company since February 1997, with the exception of the Appointed Directors and Mr. Blanchard who, pursuant to the Agreement, was named President, Chief Executive Officer and a Class III Director on October 8, 1997. See "THE PROPOSED OFFERING--Expansion into Augusta and Columbia County, Georgia." The Company has a classified Board of Directors whereby one-third of the members is elected each year at the Company's Annual Meeting of Shareholders. Upon such election, each director of the Company serves for a term of three years. The Company's officers are appointed by the Board of Directors of the Company (the "Company Board") and hold office at the will of the Company Board. Assuming the proposed offering is completed, all of the Appointed Directors of the Company will stand for election at the Company's next Annual Meeting of Shareholders and, if elected, will hold office until the Annual Meeting of Shareholders at which the term of the class of directors for which he has been chosen expires.

         The Board of Directors of the Bank (the "Bank Board") presently consists of 18 directors. The Bank's Articles of Incorporation and Bylaws provide for a single class of directors, ranging in number from five to 25 members, the precise number to be determined from time to time by resolution of the shareholders at any annual or special meeting of the shareholders. Each of the above Bank directors has served on the Bank Board since it was organized in April 1988, with the exception of (i) Mr. Horton, who has served on the Bank Board since joining the Bank as President and Chief Executive Officer in 1995, (ii) Dr. Lemley who was elected to the Bank Board by the shareholders of the Bank at the Bank's 1997 Annual Meeting of Shareholders,
(iii) the Appointed Directors and (iv) Mr. Blanchard who was named, pursuant to the Agreement, to the Bank Board on October 8, 1997. Each Bank director serves for a term of one year and is elected at the Bank's annual meeting of shareholders. The Bank's officers are appointed by the Bank Board and hold office at the pleasure of the Bank Board.

         PATRICK G. BLANCHARD, age 54, was elected President and Chief Executive Officer of the Company on October 8, 1997. Prior to accepting this position, Mr. Blanchard had served as President of Georgia Bank & Trust Company of Augusta since 1988. Mr. Blanchard began his banking career in 1966 and, since that time, has organized two state banks. Mr. Blanchard has also been employed in a number of senior banking positions including President of the Columbia County Division of Georgia Railroad Bank & Trust Company until its acquisition by First Union Corporation in 1988 and President of Georgia State Bank, Martinez, Georgia for 11 years until its merger with Georgia Railroad Bank & Trust Company in 1985.

         LARRY DEMEYERS, age 51, has served as President, Chief Operating Officer and as a director of Bankers First Corporation and its successor, SouthTrust Bank, Augusta prior to his resignation from these positions effective November 1997. Mr. DeMeyers had been associated with Bankers First Corporation in various positions for over twenty years. Mr. DeMeyers is currently retired and is associated with several local charitable organizations. Mr. DeMeyers is an Appointed Director.

         PHILLIP G. FARR, age 49, founded a local certified public accounting firm in 1975 and has been the managing principal since that time. Prior to 1975, Mr. Farr worked in public accounting for both a regional and a national firm. Mr. Farr served as Chairman of the Bank Board from 1991 to 1995.

         SAMUEL A. FOWLER, JR., age 51 is currently a partner in the local law firm of Fowler & Wills. Mr. Fowler has practiced law in McDuffie and Wilkes Counties since 1977. Fowler & Wills serves as the Bank's principal legal counsel.

         ARTHUR J. GAY, JR., age 50, is President and Chief Executive Officer of T and T Associates, Inc., a land development and consulting firm that he founded in 1996. From 1970-1996, Mr. Gay was employed as Corporate Vice President of Bankers First Corporation and Executive Vice President of Bankers First Savings Bank, FSB in Augusta, Georgia. Mr. Gay is an Appointed Director.

         JOSEPH D. GREENE, age 57, was employed from 1959 until 1991 with Pilgrim Health and Life Insurance Company where he most recently held the positions of Executive Vice President and Director. In 1991, Mr. Greene accepted a position as Professor of Business Administration at Augusta State University. He also previously served as a member and Chairman of the Board of Regents of the University System of Georgia.

         J. RANDAL HALL, age 39, is an attorney at law with the firm J. Randal Hall, P.C., which he founded in Augusta, Georgia in 1996. From 1985 to 1996, Mr. Hall served as Corporate Vice President and Legal Counsel of Bankers First Corporation in Augusta, Georgia. Mr. Hall is an Appointed Director.

         HUGH L. HAMILTON, JR., age 43, has served as General and Operations Manager of Intertape Polymer Group, an Evans, Georgia manufacturing firm, since 1996. Mr. Hamilton previously served as President of Augusta Bag Co. Mr. Hamilton is an Appointed Director.

         WILLIAM G. HATCHER, age 72, is Chief Executive Officer and principal shareholder of MAU, Inc., a personnel services company he founded in Augusta, Georgia in 1973. Mr. Hatcher is an Appointed Director.

         HEYWARD HORTON, JR., age 51, was elected President and Chief Executive Officer of the Bank on February 15, 1995. Prior to accepting this position, Mr. Horton was President and Chief Executive Officer of First Gwinnett Bank in Norcross, Georgia from 1987 to 1995. Since beginning his banking career in 1966 with Citizens & Southern National Bank in Savannah, Georgia, Mr. Horton has been employed in a number of senior banking positions including President and Chief Executive Officer of Citizens Bank of Ashburn, Ashburn, Georgia, as well as Senior Vice President and Senior Lending Officer at two other commercial banks.

         GEORGE O. HUGHES, age 74, is Chairman of the Board of George O. Hughes Furniture Co., Inc., a retail furniture and appliance business that he founded in 1947.

         GEORGE H. INMAN, age 65, retired in May 1997 as Chairman of Club Car, Inc., a manufacturer of golf cars and utility vehicles in Augusta, Georgia. Mr. Inman had been employed by Club Car, Inc., since 1878. Mr. Inman is an Appointed Director.

         DAVID W. JOESBURY, SR., age 48, is President of Joesbury Insurance Agency, Inc. and, since 1971, has served in various capacities with that company. Mr. Joesbury currently serves as Chairman of the Company Board.

         JOHN W. LEE, age 59, retired in 1995 as a consultant to GIW Industries, Inc., a manufacturing firm located in Grovetowne, Georgia. From 1986 to 1993,, Mr. Lee served as President and Chief Operating Officer of GIW Industries, Inc. Mr. Lee is an Appointed Director and currently serves as Chairman of the Bank Board.

         JAMES L. LEMLEY, M.D., age 38, has practiced family medicine in Thomson, Georgia since 1988. Dr. Lemley is on the active medical staff at McDuffie County Hospital, serves on the courtesy staff at University Hospital in Augusta, Georgia and is an affiliate faculty member of the Medical College of Georgia's Schools of Nursing, Medicine and Allied Health.

         JULIAN W. OSBON, age 57, is President and Chief Executive Officer of Charter Management d/b/a Osbon & Associates, a consulting and management firm he founded in Augusta, Georgia in 1997. Prior to 1997, Mr. Osbon was President and Chief Exeuctive Officer of Osbon Medical Systems. Mr. Osbon is an Appointed Director.

         ROBERT N. WILSON, JR., age 46, has served as manager and broker of Wilson Finance Corp. d/b/a The Wilson Co. since 1982. In addition, Mr. Wilson currently owns Wilson Ventures, Inc., which engages in real estate speculation and manages residential rental properties as well as the company's real estate and insurance businesses. Mr. Wilson served as Chairman of the Bank Board from 1988 until 1991.

         BENNYE M. YOUNG, age 54, taught school in DeKalb, Richmond and McDuffie Counties, Georgia from 1966 until 1980. Since that time, she has been a homemaker.

EXECUTIVE OFFICERS

         J. HAROLD WARD, JR., age 55, joined the Bank in April of 1995 as Senior Vice President and Chief Financial Officer. Mr. Ward also serves as Senior Vice President and Chief Financial Officer of the Company, a position he has held since the commencement of operations in February 1997. Prior to his employment with the Bank, from September, 1992 to April, 1995, Mr. Ward served as Senior Vice President and Chief Financial Officer of DeKalb State Bank, Tucker, Georgia and from March, 1987 to September, 1992, he served as Senior Vice President of First Gwinnett Bank, Norcross, Georgia. Mr. Ward has also served as Vice President and Senior Operations Officer of banks in Walton County and Tift County, as well as Assistant Operations Officer of First National Bank of Atlanta. Mr. Ward holds a BBA in Management from Georgia State University in Atlanta and has completed the Bank Administration Institute School of Banking at the University of Wisconsin.

         JOSEPH E. GORE, age 49, joined the Bank in April of 1997 as Executive Vice President and Senior Lending Officer. Mr. Gore also serves as Executive Vice President and Senior Lending Officer of the Company, a position he has held since joining the Bank. Prior to his employment with the Bank, from April, 1996 to April, 1997, Mr. Gore served as President and Chief Executive Officer of The Bank of Spalding County, Griffin, Georgia. From March, 1994 to April, 1996, he served as President and Chief Executive Officer of Pineland State Bank, Metter, Georgia. From September, 1987 to March, 1994, he served as Executive Vice President of The Bank of Spalding County, Griffin, Georgia. Mr. Gore has also served as Senior Lending Officer of banks in Houston and Coweta Counties and as an officer of two regional bank affiliates. Mr. Gore holds a Bachelor of Science in Industrial Management from the Georgia Institute of Technology in Atlanta and has graduated from the School of Banking of the South at Louisiana State University and from the National Graduate Compliance School at The University of Oklahoma.


APPOINTED DIRECTORS OF THE COMPANY AND THE BANK

         Pursuant to the Agreement, on October 8, 1997, the size of each of the Company Board and the Bank Board was increased by one member to accommodate the hiring of Mr. Blanchard as President and Chief Executive Officer of the Company and his election to the Company Board and Bank Board. On December 16, 1997, seven additional members or representatives of the Augusta Group were named to the Company Board and eight additional members or representatives of the Augusta Group were named to the Bank Board (collectively, the "Appointed Directors"). As a result, the size of each of the Company Board and the Bank Board has increased by seven members and eight members, respectively. However, if the minimum offering amount of $7,000,006 is not obtained by June 30, 1998, the Appointed Directors will, pursuant to self-executing resignations, resign and the number of members constituting the Company Board and the Bank Board will be reduced accordingly.

         There are no family relationships between any director (or Appointed Director) or executive officer and any other director (or Appointed Director) or executive officer of the Company or the Bank.

Security Ownership of Management, Appointed Management
             and Certain Beneficial Owners


         Except as otherwise noted below, the following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 1, 1998, and as adjusted to reflect the completion of the proposed offering, by
(i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock; (ii) each of the Company's directors, Appointed Directors and executive officers; and (iii) all directors, Appointed Directors and executive officers of the Company as a group. Except as otherwise noted below, each of the holders listed below has sole voting and investment power with respect to the shares shown as beneficially owned.


                                                                                 MINIMUM
                                                 SHARES BENEFICIALLY             NUMBER OF            SHARES BENEFICIALLY
                                                    OWNED PRIOR TO             SHARES TO BE           OWNED AFTER MINIMUM
                                                      OFFERING(1)                PURCHASED                OFFERING(1)
                                              --------------------------       ------------        ------------------------
NAME                                          NUMBER             PERCENT                           NUMBER           PERCENT
----                                          ------             -------                           ------           -------
Patrick G.  Blanchard.................            --                *                824              824              *
Larry DeMeyers(+)(o)..................            --                *              3,704            3,704              *
Phillip G. Farr(2)....................        11,750               1.8%               --           11,750             1.0%
Samuel A. Fowler, Jr.(3)..............        10,600               1.7%               --           10,600              *
Arthur J. Gay, Jr.(+).................            --                *              3,704            3,704              *
Joseph E. Gore........................            --                *                 --               --              *
Joseph D. Greene......................        13,000               2.1%               --           13,000             1.1%
J. Randal Hall(+).....................            --                *              3,704            3,704              *
Hugh L. Hamilton, Jr.(+)..............            --                *             18,518           18,518             1.6%
William G. Hatcher(+).................            --                *             18,518           18,518             1.6%
Heyward Horton, Jr....................         3,400                *                 --            3,400              *
George O. Hughes(4)...................        39,724               6.3%               --           39,724             3.4%
George H. Inman(+)(5).................        10,212               1.6%               --           10,212              *
David W. Joesbury, Sr.(6).............        11,650               1.8%               --           11,650             1.0%
John W. Lee(+)(7).....................        10,211               1.6%           14,815           25,026             2.2%
James L. Lemley, M.D(8)...............        33,800               5.3%               --           33,800             2.9%
Julian W. Osbon(+)(9).................        10,211               1.6%           19,259           29,470             2.6%
J. Harold Ward, Jr....................         2,080                *                 --            2,080              *
Robert N. Wilson, Jr.(10).............        13,220               2.1%               --           13,220             1.1%
Bennye M. Young (o)(11)...............        14,400               2.3%               --           14,400             1.2%
The Augusta Group(12).................        51,058               8.0%           41,482           92,540             8.0%
The Prime Group, Inc.(13).............        54,508               8.4%               --           54,508             4.7%
All directors, Appointed
Directors and executive officers
   as a group (20 persons)............       184,258              29.0%           83,046          267,304            23.2%

------------------------------------


*   Represents less than 1%

+   Appointed Director

o   Bank Director only

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The percentages are based upon 635,380 shares outstanding before the offering and 1,153,899 shares outstanding after the minimum offering of 518,519 shares, except for the Prime Group, Inc. which holds presently exercisable stock options to purchase shares. The percentages for the Prime Group, Inc. are based upon the sum 635,380 or 1,153,899 shares, as the case may be, plus the number of shares the Prime Group, Inc. holds subject to presently exercisable stock options, as indicated in note 13 below.

(2) Includes 200 shares owned by Mr. Farr's wife, with whom Mr. Farr shares voting and investment power with respect to such shares.

(3) Includes 100 shares owned by Mr. Fowler's wife, with whom Mr. Fowler shares voting and investment power with respect to such shares. Also includes 500 shares held by the Samuel A. Fowler, Jr., Attorney At Law, P.C., a professional corporation established and managed by Mr. Fowler.

(4) Includes 4,914 shares owned by Mr. Hughes' wife, with whom Mr. Hughes shares voting and investment power with respect to such shares. Also includes 5,946 shares held by G.O. Hughes Furniture Co., Inc., to which Mr. Hughes has sole voting and investment power. Mr. Hughes' address is 626 Beechwood Drive, Thomson, Georgia 30824.

(5) Does not include 40,846 shares (6.4% of the currently outstanding shares of the Common Stock) presently owned by certain members of the Augusta Group, as to which Mr. Inman disclaims beneficial ownership. Mr. Inman does not have or share voting and/or investment power with respect to these shares.

(6) Includes 2,100 shares owned by Mr. Joesbury's wife, with whom Mr. Joesbury shares voting and investment power with respect to such shares. Also includes 100 shares held by Mr. Joesbury as custodian for his children, for whom he exercises voting and investment power with respect to such shares.

(7) Does not include 40,847 shares (6.4% of the currently outstanding shares of the Common Stock) presently owned by certain members of the Augusta Group, as to which Mr. Lee disclaims beneficial ownership. Mr. Lee does not have or share voting and/or investment power with respect to these shares.


(8) Includes 33,500 shares held by the Patricia M. Lemley Trust (the "Trust"). James L. Lemley is a Co-Trustee of the Trust and shares voting and investment power with respect to these shares. James L. Lemley's brother, Robert K. Lemley, M.D., serves as the other Co-Trustee of the Trust. Accordingly, Robert K. Lemley may also be deemed to beneficially own the 33,500 shares held by the Trust. James L. Lemley's address is P.O. Box 1898, Thomson, Georgia 30824. Robert K. Lemley's address is 1286 Wolf Pen Drive, Thomson, Georgia 30834.


(9) Does not include 40,847 shares (6.4% of the currently outstanding shares of the Common Stock) presently owned by certain members of the Augusta Group, as to which Mr. Osbon disclaims beneficial ownership. Mr. Osbon does not have or share voting and/or investment power with respect to these shares.

(10) Includes 2,770 shares held by A.G. Edwards & Sons, Inc., as IRA custodian for Mr. Wilson. Mr. Wilson has sole voting and investment power with respect to such shares. Also includes 1,220 shares held by Mr. Wilson as custodian for his children, for whom he exercises voting and investment power with respect to such shares.

(11) Includes 1,700 shares held by Ms. Young as custodian for her children, for whom she exercises voting and investment power with respect to such shares.

(12) Includes 10,212 shares beneficially owned by George H. Inman; 10,211 shares beneficially owned by John W. Lee; 10,212 shares beneficially owned by A. Montague Miller; 10,211 shares beneficially owned by Julian W. Osbon; and 10,212 shares beneficially owned by RDB Family Limited Partnership. Each of the foregoing individuals and entities disclaims beneficial ownership of the shares owned by any other member of the Augusta Group as such individuals do not have or share voting and/or investment power with respect to such shares. The business address of The Augusta Group is P.O. Box 1463, Augusta, Georgia 30903.

(13) Includes 16,000 shares subject to presently exercisable options. Share ownership is based on an FDIC Form F-11 (Amendment No. 1) dated March 5, 1997 filed by the Prime Group, Inc. prior to the consummation of the Reorganization. The business address of the Prime Group, Inc. is 736 Jones Creek, Evans, Georgia 30809. The Company makes no representation as to the accuracy or completeness of the information reported.

COMPENSATION OF DIRECTORS

      During fiscal 1997, directors of the Bank received director's fees of $200 per regular board meeting attended and $25 per committee meeting attended. Directors of the Company currently do not receive any compensation for services provided to the Company.

EXECUTIVE COMPENSATION

      The following table sets forth information regarding all cash and noncash compensation paid to the Chief Executive Officer during the last three completed fiscal years. No other executive officer of the Bank or the Company received annual salary and bonus in excess of $100,000 during the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE*

                                                                          LONG TERM
                                             ANNUAL COMPENSATION        COMPENSATION
                                         -----------------------------  ------------
                                                           OTHER         SECURITIES
        NAME AND                                           ANNUAL        UNDERLYING
   PRINCIPAL POSITION          YEAR       SALARY($)    COMPENSATION($)    OPTIONS
   ------------------          ----      ----------    ---------------   ----------
Patrick G. Blanchard (1)       1997       29,000(2)           --              --
Chief Executive Officer

Heyward Horton, Jr.(3)         1997      115,000(4)        3,450(5)        5,000
Chief Executive Officer        1996      115,000(4)        1,760(5)           --
                               1995       98,487(4)          863(5)           --

Luther P. Powell, Jr           1995       48,917              --              --
Interim Chief Executive
   Officer(6)

----------

*    All compensation was paid by the Bank.

(1) Mr. Blanchard was named Chief Executive Officer of the Company on October 8, 1997.

(2) Only covers the period from October 8, 1997 through December 31, 1997. Does not include automobile allowance and insurance premiums as such amounts do not exceed the lesser of either (i) $50,000 or (ii) 10% of Mr. Blanchard's total annual compensation.

(3) Mr. Horton was named Chief Executive Officer of the Bank on February 15, 1995 and continues to serve in that capacity. Mr. Horton served as Chief Executive Officer of the Company from the commencement of operations in February 1997 until October 8, 1997. See "MANAGEMENT -- Directors, Appointed Directors and Executive Officers of the Company and the Bank."

(4) Does not include club dues, automobile allowance and insurance premiums as such amounts do not exceed the lesser of either (i) $50,000 or (ii) 10% of Mr. Horton's total annual compensation.

(5) Represents deferred compensation paid during the fiscal year. Mr. Horton's deferred compensation consists of matching contributions to the Bank's 401(k) Plan implemented April 1, 1994. All full-time employees of the Bank are eligible to participate in the 401(k) Plan after one year of service and having attained the age 21. A one-time open enrollment for all full-time employees was permitted on the semi-annual enrollment of July 1, 1995. The Bank matches 50% of the employee contribution up to a maximum of 3% of the employee's annual salary. In addition to the 6% of annual salary for which the Bank provides the match, the employee may elect to contribute up to an additional 9% of annual salary (total 15%). Income taxes are deferred on both the employee's and the Bank's contributions. Vesting on the Bank's contribution is based on a graduated scale, and full vesting occurring after completion of six years of participation in the 401(k) Plan. Credit toward vesting requirements was given for all prior service to all eligible employees upon implementation of the 401(k) Plan.

(6) Mr. Powell served as Interim Chief Executive Officer of the Bank from November 23, 1994 until February 15, 1995.

EMPLOYMENT AGREEMENTS

        On October 6, 1997, the Company and the Bank entered into an employment agreement with Patrick G. Blanchard, pursuant to which Mr. Blanchard serves as President and Chief Executive Officer of the Company and Vice Chairman of the Bank. Mr. Blanchard's employment agreement is for a term of approximately three years. Beginning on February 28, 1998 and on the last day of February of each succeeding calendar year, the term of Mr. Blanchard's employment agreement will be automatically extended for three years, upon a determination by the Company and the Bank Boards that Mr. Blanchard's employment agreement should be extended.

        Mr. Blanchard's employment agreement provides Mr. Blanchard with an annual base salary of $120,000 per year. In addition, Mr. Blanchard's employment agreement provides an incentive bonus of $12,000 if the Bank meets specific performance goals. Stock options are also provided under Mr. Blanchard's employment agreement. Mr. Blanchard will be granted options to purchase a number of shares of Common Stock equal to 2.5% of the number of shares sold in the offering at an exercise price of $13.50 per option subject, however, to a vesting schedule based principally on certain performance criteria of the Bank. The vesting schedule is as follows: 25% upon the closing of the offering, 25% at the end of the calendar year when the Bank's average assets exceed $100 million, 25% at the end of the calendar year when the Bank's average assets exceed $150 million and 25% at the end of the calendar year when the Bank's average assets exceed $200 million. Each stock option expires on the tenth anniversary of the date of grant; provided, however, that in the event Mr. Blanchard's employment is terminated, Mr. Blanchard shall have 90 days to exercise those options which have vested pursuant to the vesting schedule previously described. Mr. Blanchard is also provided with an automobile as well as other customary fringe benefits, such as insurance coverage and vacation.

        Under Mr. Blanchard's employment agreement, in the event Mr. Blanchard's employment is terminated in connection with or within three years after any "change of control" (as defined in Mr. Blanchard's employment agreement) of the Company, other than for "cause" (as is also defined in Mr. Blanchard's employment agreement), Mr. Blanchard is entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the preceding year prior to the change in control plus an amount representing the "in the money" portion of any unexercised stock options (defined as the excess, if any, of the fair market value of the Common Stock underlying Mr. Blanchard's stock options (if any) minus the option price) whether or not then exercisable, granted to Mr. Blanchard. Further, if Mr. Blanchard resigns within three years following a change in control of the Company (i) due to the reduction in the rate of his regular compensation to an amount below the rate of his regular compensation as in effect immediately prior to the change in control, or (ii) because he is required to relocate to a county other than Richmond (Augusta), Columbia or McDuffie County, Georgia, in which he was employed immediately prior to the change in control, or (iii) due a reduction in his duties, title and/or responsibilities, as were previously set prior to the change in control, Mr. Blanchard will be entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the preceding year prior to the change in control plus an amount representing the in the money portion of any unexercised stock options whether or not then exercisable, granted to Mr. Blanchard. If Mr. Blanchard resigns for no reason within three years following a change in control of the Company, Mr. Blanchard will be entitled to receive a lump sum cash amount equal to the annual compensation received by him for the preceding year prior to the change in control, plus the in the money portion of any unexercised stock options whether or not then exercisable. The proceeding change in control provisions remain in effect for three years and automatically renew for an additional three years on each anniversary thereof, unless Mr. Blanchard is otherwise notified to the contrary 30 days prior to such anniversary by the Company, in which case the provisions terminate two years from such anniversary.

        Mr. Blanchard's employment agreement further provides that Mr. Blanchard's employment with the Company will terminate upon death or disability, and is terminable for cause. If Mr. Blanchard's employment is terminated without cause, as liquidated damages and in lieu of all claims, Mr. Blanchard is entitled to a continuation of his base salary and insurance benefits for a period of one year, or until Mr. Blanchard is employed in a full-time position, whichever occurs first. Mr. Blanchard's employment agreement also contains non-compete and non-solicitation provisions, effective through the date of termination of employment and for a period of one year thereafter.

        The Company also has an employment agreement with Heyward Horton, Jr., pursuant to which Mr. Horton serves as President and Chief Executive Officer of the Bank. Mr. Horton's employment agreement is for a term of approximately three years. On the last day of February of each year, the term of Mr. Horton's employment agreement is automatically extended for three years, upon a determination by the Company and Bank Boards that Mr. Horton's employment agreement should be extended.

        Mr. Horton's employment agreement provides Mr. Horton with an annual base salary of $115,000 per year. In addition, Mr. Horton's employment agreement provides certain incentive bonuses (which do not exceed 20% of Mr. Horton's annual base salary), if the Bank meets specific performance goals. Under the employment agreement, Mr. Horton is provided with an automobile as well as other customary fringe benefits, such as insurance coverage and vacation.

        Under Mr. Horton's employment agreement, in the event Mr. Horton's employment is terminated in connection with or within three years after any change in control (as defined in Mr. Horton's employment agreement) of the Company, other than for a material violation of a written policy of the Company, or any dishonesty or willful misconduct, Mr. Horton is entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the compensation received by him immediately prior to the change in control plus an amount representing the "in the money" portion of any unexercised stock options (defined as the excess, if any, of the fair market value of the Common Stock underlying Mr. Horton's stock options (if any) minus the option price) whether or not then exercisable, granted to Mr. Horton. Further, if Mr. Horton resigns within three years following a change of control of the Company (i) due to a reduction in the rate of his regular compensation to an amount below the rate of his regular compensation as in effect immediately prior to the change in control, or (ii) because he is required to relocate to a county other than McDuffie County, Georgia in which he was employed immediately prior to the change in control, or (iii) due to a reduction in his duties, title, and/or responsibilities, as were previously set prior to the change in control, Mr. Horton will be entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the preceding year prior to the change in control, plus an amount representing the in the money portion of any unexercised stock options whether or not then exercisable, granted to Mr. Horton. If Mr. Horton resigns for no reason within three years following a change in control of the Company, Mr. Horton will be entitled to receive a lump sum cash amount equal to the compensation received by him for the preceding year prior to the change in control, plus the in the money portion of any unexercised stock options whether or not then exercisable. The preceding change in control provisions remain in effect for three years and automatically renew for an additional three years on each anniversary thereof, unless Mr. Horton is otherwise notified to the contrary 30 days prior to such anniversary by the Company, in which case the provisions terminate two years from such anniversary.

        Mr. Horton's employment agreement provides that Mr. Horton's employment with the Company will terminate upon death or disability, and is terminable for "cause" (as defined in Mr. Horton's employment agreement). If Mr. Horton's employment is terminated without cause, as liquidated damages and in lieu of all claims, Mr. Horton is entitled to a continuation of his base salary and insurance benefits for a period of not less than six months, or until Mr. Horton is employed in a full-time position, whichever occurs first. Mr. Horton's employment agreement also contains non-compete and non-solicitation provisions, effective through the date of termination of employment and for a period of one year thereafter.

SEVERANCE AGREEMENTS

        J. Harold Ward, Jr., Senior Vice President and Chief Financial Officer of the Company as well as Joseph E. Gore, Executive Vice President and Senior Credit Officer of the Company, have entered into severance agreements with the Company on terms substantially similar to the change of control provisions contained in Messrs. Blanchard's and Horton's employment agreements. Messrs. Ward and Gore, however, do not have employment agreements with the Company.

STOCK OPTION PLAN

        Prior to the consummation of the Reorganization, on February 12, 1997, the Bank Board adopted the 1997 Stock Option Plan (the "Plan") for eligible directors, officers, and key employees of the Bank. On April 28, 1997, the shareholders of the Bank, at the Bank's Annual Meeting of Shareholders, duly approved and authorized the Plan. Pursuant to the Reorganization, the Company adopted the Plan and shares of Bank common stock reserved for issuance under the Plan became shares of Company Common Stock. The Plan provides for the grant of both incentive and nonqualified stock options. The purpose of the Plan is to encourage and enable participating directors, officers and key employees to remain in the employ of, and to give a greater effort on behalf of, the Company and the Bank. The shares of Common Stock available for issuance under the Plan may, at the election of the Company Board, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan is 100,000. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the Plan. Under the Plan, options may be granted only to directors, officers, key employees and consultants or advisors of the Company and the Bank who are in a position to contribute significantly to the effective management and operation of the Company and the Bank. Only officers and employees of the Company and the Bank, however, are eligible to receive incentive stock options under the Plan. The Plan is administered by the Company Board or by a committee comprised of no fewer than two members appointed by the Company Board from among its members (the "Committee"). Members of the Committee are "Non-Employee Directors" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, and with the exception of certain nonqualified options granted to Non-Employee Directors, the Company Board or the Committee has the authority to determine the individuals to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

    The following table presents information regarding grants to the named person of options to purchase shares of the Common Stock as of December 31, 1997.


                     OPTIONS GRANTS AS OF DECEMBER 31, 1997

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                             OPTION TERM(1)
                                    ------------------------------------------------------      ----------------------
                                                   % OF TOTAL
                                    NUMBER OF       OPTIONS
                                    SECURITIES     GRANTED TO
                                    UNDERLYING     EMPLOYEES
                                     OPTIONS         AS OF         EXERCISE     EXPIRATION
          NAME                       GRANTED        12/31/97        PRICE          DATE            5%           10%
------------------------             -------        --------       -------      ----------      -------       -------
Heyward Horton, Jr.                   5,000(2)         59%          $12.10        6/11/07       $38,047       $96,421


------------------------------------


(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the common stock appreciates in value from the date of grant for the full 10 year term at the 5% and 10% annualized rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the common stock.

(2) The indicated options expire ten years from date of grant and become exercisable as to 40% after three years of employment with the Bank (February 1998) and at the rate of 20% per annum thereafter.

         The following table provides certain information concerning each exercise of stock options under the Plan as of December 31, 1997, by the named person and the December 31, 1997 value of unexercised options held by such person:


                       AGGREGATED OPTION EXERCISES AS OF
                          DECEMBER 31, 1997 AND VALUES

                                                  NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                       UNDERLYING                          IN-THE-MONEY
                                                  UNEXERCISED OPTIONS                        OPTIONS
                                                     AS OF 12/31/97                       AS OF 12/31/97
                                                      EXERCISABLE/                         EXERCISABLE/
          NAME                                       UNEXERCISABLE                       UNEXERCISABLE(1)
          ----                                    -------------------                   -------------------
Heyward Horton, Jr.                                     0/5,000                               $0/$0

------------------------------------


(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 1997 ($11.47) and the exercise price of such options. Because no organized trading market exists for the Common Stock of the Company, the fair market value was computed by reference to the book value of the Common Stock as of December 31, 1997.


              INTEREST OF CERTAIN PERSONS IN THE PROPOSED OFFERING

        Certain persons have an interest in the proposed offering that is in addition to any interests they may have as shareholders or proposed shareholders of the Company. Specifically, this interest relates to the possible termination of self-executing resignations signed by the Appointed Directors pursuant to the Agreement. If the minimum offering amount of $7,000,006 is obtained by June 30, 1998, the self-executing resignations signed by the Appointed Directors will terminate and the Appointed Directors will continue to serve as directors of the Company and the Bank pursuant to applicable Georgia law and the respective Articles of Incorporation and Bylaws of the Company and the Bank. See "MANAGEMENT--Appointed Directors of the Company and the Bank."

        The Company knows of no other director (or Proposed Director) or officer of the Company or the Bank who may be deemed to have any substantial interest, direct or indirect, in the proposed offering.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

        The following discussion of the Company's and the Bank's financial condition and results of operations should be read in conjunction with the Company's and the Bank's financial statements, related notes and statistical information included elsewhere herein. The following discussions relate to (i) the Company's financial condition and (ii) the Bank's financial condition.

THE COMPANY

        As of September 30, 1997, the Company had funded its start-up and organizational costs through $17,500 in advances obtained through a line of credit from The Bankers Bank, Atlanta, Georgia as well as a $35,000 dividend from the Bank. Total organizational expenses as of September 30, 1997 amounted to approximately $51,600. These expenses include legal and accounting fees ($48,100) and regulatory filing fees ($3,500).

THE BANK

RESULTS OF OPERATIONS

        Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

        Net income for the nine month period ended September 30, 1997 amounted to $247,000 or $.39 per share. These results equal the September 30, 1996 net income of $247,000 or $.39 per share. The major components of the Bank's net income for the nine month period ended September 30, 1997 are discussed below.

        (a) Net interest income, which represents the difference between interest received on interest earning assets and interest paid on interest bearing liabilities, has increased from $1,254,000 for the nine month period ended September 30, 1996 to $1,292,000 for the same period one year later. However, the net interest margin, which represents the net interest income divided by average earning assets, increased from 4.63% for the nine month period ended September 30, 1996 to 5.12% for the nine month period ended September 30, 1997.

        (b) Non-interest income for the nine month periods ended September 30, 1997 and 1996 amounted to $197,000 and $217,000, respectively. The majority of the decline in 1997 as compared to 1996 can be attributed to a decrease in the volume of returned checks. Non-interest expense for the nine month periods ended September 30, 1997 and 1996 amounted to $1,124,000 and $1,062,000, respectively. This increase in non-interest expense from 1996 to 1997 can be attributed to increases in salaries and employee benefits as a result of the hiring of additional personnel and increases in repair and maintenance costs as well as increases in depreciation estimates.

        The allowance for loan losses at September 30, 1997 was $857,000 as compared to $941,000 at September 30, 1996. The allowance for loan losses, as a percentage of gross loans, increased from 4.3% at December 31, 1996 to 4.6% at September 30, 1997. Management considers the allowance for loan losses to be adequate to absorb possible future losses. There can be no assurance, however, that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.

        The Bank is not aware of any current recommendation by any regulatory authorities which, if implemented, would have a material effect on the Bank's liquidity, capital resources or results of operations.

        Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

        For year ending December 31, 1996 assets declined but earnings improved. Total assets decreased by 10.4% from $42,450,000 in 1995 to $38,027,000 in 1996.
This decrease is exaggerated, however, because of a significant temporary increase in public funds balances at year-end 1995. It should be noted that average total assets decreased by only $987,000, from $39,945,000 in 1995 to $38,958,000 in 1996. Net loans actually increased very slightly, from $19,942,000 in 1995, to $20,116,000 in 1996 due to a reduction in loan loss reserves from $1,142,000 to $889,000 for the same period. The reduction in the loan loss reserve was due primarily to a significantly reduced loan loss provision for 1996 of $56,000 compared to $240,000 in 1995. Net charge-offs for 1996 were $309,000 compared to $547,000 in 1995, a decrease of $238,000, or 43%.
In spite of this reduction in the reserve balance, the Bank continued to maintain a loan loss reserve ratio of 4.23% to total loans.

        Deposits decreased for the same period by $4,655,000 or 13.2%, from $35,320,000 in 1995 to $30,655,000 in 1996. The majority of the decrease was attributable to a reduction in public funds, which changed by $3,522,000, from $4,011,000 in 1995 to $489,000 in 1996. The Bank's investment portfolio increased $1,607,000, or 14.6%, from $10,989,000 in 1995 to $12,596,000 in 1996.
This increase, however, was off-set by a decrease in federal funds sold from $5,950,000 in 1995 to $1,420,000 in 1996.

        A further softening of loan demand is reflected in the Bank's loan to deposit ratio of 68.8% for 1996, compared to 70.7% in 1995 which contributed to a decrease in net interest income of $115,000 from 1995 to 1996. However, this decrease was more than compensated for by the $184,000 reduction in the Bank's loan loss provision. While non-interest income was the same for both periods, non-interest expense decreased by $130,000 from $1,577,000 for 1995 to $1,447,000 for 1996. This decrease was the result of a reduction in personnel expenses and other overhead expenses. Consequently, net income increased $171,000, or 111%, from $154,000 in 1995 to $325,000 in 1996.

        In February 1995, the Bank was informed by the Georgia Banking Department and the FDIC that its operations were unsatisfactory in certain respects in that the Bank was experiencing weak credit administration and lending practices, inadequate allocation for loan losses and high classified assets coupled with poor earnings. Consequently, on March 10, 1995, the Bank entered into a Memorandum of Understanding with the Georgia Banking Department and the FDIC. To correct these problems, the Board of Directors of the Bank hired a new and experienced management team charged with correcting the Bank's poor operating performance and returning the Bank to profitability. During 1995, the Bank's new management team made significant progress in addressing the Bank's asset quality problems and returned the Bank to profitability that year. As a result, on November 19, 1996, the Memorandum of Understanding with the Georgia Banking Department and the FDIC was rescinded.

        Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

        As the Bank corrected a number of loan quality problems that had developed in 1994, the year ending December 31, 1995 was a year of recovery. Interest income increased slightly from $3,185,000 in 1994 to $3,195,000 in 1995, however, interest expense increased 20.9%, from $1,167,000 to $1,411,000. As interest rates increased during the first quarter of 1995, there was a substantial shift from savings accounts to higher yielding certificates of deposits. Additionally, soft loan demand caused the average loan-to-deposit ratio to decline from a ratio of 74.61% in 1994 to 70.73% in 1995. As a consequence, the Bank's net interest margin decreased from 5.24% to 4.80%.

        Non-interest income was down 15.8%, largely due to reduced loan fees, while non-interest expense was up 10.4% due in part to additional costs associated with loan collection efforts, other real estate owned, and some extraordinary items. In 1994, a non-refundable deposit in the amount of $10,000 was made for a possible branch site. When this additional branch did not materialize, the deposit was expended during the first quarter of 1995. During the third quarter of 1995, management elected to sell a $1,000,000 government bond which had certain undesirable features. The sale of the bond resulted in a loss of $31,595. Although significant, this action resulted in a lost yield of only 3.2% and greatly enhanced the quality and long term yield of the overall investment portfolio.

        The loan loss provision for 1995 was $240,000 compared to $1,727,000 for 1994, resulting in a net profit of $154,000 for 1995 compared to a loss of $508,000 for 1994. The resulting loan-loss-reserve balance of $1,210,000 for 1995 was 5.7% of outstanding loans, which equaled the 1994 ratio.

RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

        The following presentation illustrates the effect of changes in the Bank's average balances and rates on the Bank's interest income, interest expense and net interest income for the years therein indicated.

                          RATE/VOLUME VARIANCE ANALYSIS
                          (Dollar amount in thousands)


                                                        Year Ended December 31,
                                                        -----------------------
                                             1996 vs. 1995                     1995 vs. 1994
                                          Increase (Decrease)               Increase (Decrease)
                                          -------------------               -------------------
                                                Due to                            Due to
                                                ------                            ------
                                     Volume      Rate      Total      Volume       Rate       Total
                                     ------      ----      -----      ------       ----       -----
Interest income:
        Investment securities        $   9        23       $  32       $  29         93       $ 122
        Loans receivable              (143)      (30)       (173)       (128)        16        (122)
                                     -----       ---       -----       -----       ----       -----
Total interest income                 (134)       (7)       (141)        (99)       109          10
                                     =====       ===       =====       =====       ====       =====

Interest expense:
        NOW accounts                   (26)       (9)        (35)        (33)         7         (26)
        Money market demand            (10)      (15)        (25)        (33)        12         (21)
        Passbook savings                (5)       (6)        (11)        (40)         1         (39)

        Certificates of deposit
        other than Jumbos              (20)       35          15          95        112         207
        Jumbos                          42       (10)         32          47         75         122
        Borrowed funds                  (3)        1          (2)         --          1           1
                                                 ---       -----       -----       ----       -----
Total interest expense                 (22)       (4)        (26)         36        208         244
                                     =====       ===       =====       =====       ====       =====

Change in net interest
income                                (112)       (3)       (115)       (135)       (99)       (234)
                                     =====       ===       =====       =====       ====       =====


LIQUIDITY AND INTEREST RATE SENSITIVITY

         In order to insure that a bank is capable of meeting depositors' demands for funds, a bank must maintain adequate liquidity. Liquid assets consisting primarily of cash and deposits due from other banks, federal funds sold and investment securities maturing within one year provide the source of such funds. Insufficient liquidity may force a bank to engage in emergency measures to secure necessary funding. Because such measures may be quite costly, earnings will also suffer if excess liquidity is maintained. The Bank monitors its liquidity on a monthly basis and seeks to maintain it at an optimal level.

         As of September 30, 1997, the Bank's liquidity ratio was 56.0% as compared to 42.0% for September 30, 1996. As of year-end 1996, the Bank's liquidity ratio was 46.43% as compared to 44.05% at year-end 1995. In addition to the liquid assets described above, the Bank has a reserve funding source in the form of federal funds lines of credit with The Bankers Bank, Atlanta, Georgia and SunTrust Bank, Atlanta, Georgia. Management is not aware of any demands, commitments or uncertainties which could materially affect the Bank's liquidity position. However, should an unforeseen demand for funds arise, the Bank held readily marketable investment securities on December 31, 1996, with a market value of $12.5 million in its available-for-sale portfolio which were already carried at fair market value which provide an additional source of liquidity.

         Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or "gap," is the difference between rate sensitive assets and rate sensitive liabilities in a given time horizon. The general objective of gap management is to actively manage rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. However, since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of interest rate sensitivity. Management generally attempts to maintain a balance between interest rate sensitive assets and liabilities as the exposure period is lengthened to minimize the Bank's overall interest rate risks. Accordingly, the asset mix of the balance sheet is continually evaluated using general variables including: yield, credit quality, appropriate funding sources and liquidity. At September 30, 1997, the Bank was slightly liability sensitive through six months, and through one year as well. As it appears that interest rates may be more likely to fall than to rise, the Bank will be in a position to increase the net interest margin slightly.

CAPITAL ADEQUACY

         There are currently two primary measures of capital adequacy for banks:
(i) risk-based capital guidelines and (ii) the leverage ratio. As of September 30, 1997, the Bank's risk-based capital ratio was 33% and its leverage ratio was 19%. These ratios are well above the minimum standards and indicate that the Bank's equity position is sound.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of Cherry, Bekaert & Holland, L.L.P., the Company's independent public accountants, are expected to be present at the Special Meeting to respond to shareholders' questions and will have an opportunity to make any statements they consider appropriate.


                 SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING


         Shareholders may submit proposals appropriate for shareholders action at the Company's 1998 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by shareholders intended to be presented at the 1998 Special Meeting must have been received by the Company no later than January 7, 1998, in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to Georgia-Carolina Bancshares, Inc., Attention: Corporate Secretary, P.O. Box 1560, Thomson, Georgia 30824.



                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                    By Order of The Board of Directors


                                    /s/ Harold Ward, Jr.

                                    J. Harold Ward, Jr.

                                    Secretary

Thomson, Georgia

February 19, 1998

                          INDEX TO FINANCIAL STATEMENTS



GEORGIA-CAROLINA BANCSHARES, INC.                                                                           PAGE NO.
---------------------------------                                                                           --------

Condensed Consolidated Balance Sheet as of September 30, 1997...............................................    F-2

Condensed Consolidated Statements of Income
        for the Three Months Ended September 30, 1997 and 1996,
        and the Nine Months Ended September 30, 1997 and 1996...............................................    F-3

Condensed Consolidated Statement of Cash Flows,
        for the Nine Months Ended September 30, 1997 and 1996...............................................    F-4

Notes to Condensed Consolidated Financial Statements........................................................    F-5




MCDUFFIE BANK & TRUST
---------------------

Report of Cherry, Bekaert & Holland, L.L.P., Independent
        Certified Public Accountants........................................................................    F-7

Statements of Financial Condition as of December 31, 1996 and 1995..........................................    F-8

Statement of Income (Loss) for the years ended
        December 31, 1996, 1995 and 1994....................................................................    F-9

Statements of Shareholders' Equity for the years
ended December 31, 1996, 1995 and 1994......................................................................   F-10

Statements of Cash Flows for the years ended
        December 31, 1996, 1995 and 1994....................................................................   F-11

Notes to Financial Statements...............................................................................   F-12

                        GEORGIA-CAROLINA BANCSHARES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)
                             (dollars in thousands)

ASSETS

Cash and due from banks                                                              $ 1,132
Federal funds sold                                                                     5,080
Interest-bearing deposits in banks                                                       199
Securities available for sale                                                         11,219
Loans, net of allowance for loan losses of $883                                       17,887
Bank premises and fixed assets                                                         1,439
Accrued interest receivable                                                              308
Foreclosed real estate, net of allowance                                                 452
Deferred tax benefit                                                                     261
Other assets                                                                             100
                                                                                     -------

TOTAL ASSETS                                                                         $38,077
                                                                                     =======

LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS:
     Non-interest bearing                                                            $ 3,786
     Interest-bearing:
         NOW accounts                                                                  4,776
         Savings                                                                       1,688
         Money market accounts                                                         2,720
         Time deposits of $100,000, and over                                           4,681
         Other time deposits                                                          12,900
                                                                                     -------
              Total deposits                                                          30,551

Accrued expenses and other liabilities                                                   334
                                                                                     -------
         TOTAL LIABILITIES                                                            30,885
                                                                                     -------

STOCKHOLDERS' EQUITY:
     Preferred stock, par value $.001; 1,000,000 shares authorized; none issued           --
     Common stock, par value $.001; 9,000,000 shares authorized;
     635,380 shares issued and outstanding                                                 1
     Additional paid-in capital                                                        6,355
     Retained earnings                                                                   879
     Unrealized loss on securities available-for-sale, net of tax                        (43)
                                                                                     -------
         TOTAL STOCKHOLDERS' EQUITY                                                    7,192
                                                                                     -------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $38,077
                                                                                     =======






See notes to condensed consolidated financial statements.

                        GEORGIA-CAROLINA BANCSHARES, INC.

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                (dollars in thousands, except per share amounts)


                                                                            Three           Nine           Three           Nine
                                                                            Months         Months          Months         Months
                                                                            Ended          Ended           Ended          Ended
                                                                         September 30,  September 30,   September 30,  September 30,
                                                                              1997          1997           1996            1996
                                                                         -------------  -------------   -------------  ------------
INTEREST INCOME:
     Interest and fees on loans                                              $  494        $1,513        $   556         $1,632
     Interest on taxable securities                                             161           504            181            503
     Interest on nontaxable securities                                           21            67             24             71
     Interest on Federal funds sold                                              57            96             19             76
     Interest on deposits in other banks                                          4             9              7             15
                                                                             ------        ------        -------         ------
         TOTAL INTEREST INCOME                                                  737         2,189            787          2,297
                                                                             ------        ------        -------         ------

INTEREST EXPENSE
     Interest on time deposits of $100,000 or more                               73           206             87            204
     Interest on other deposits                                                 234           689            260            839
     Interest on Federal funds purchased                                         --             2             --             --
                                                                             ------        ------        -------         ------
         TOTAL INTEREST EXPENSE                                                 307           897            347          1,043
                                                                             ------        ------        -------         ------

         NET INTEREST INCOME                                                    430         1,292            440          1,254

PROVISION FOR LOAN LOSSES                                                         3            15              6             53
                                                                             ------        ------        -------         ------

         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                    427         1,277            434          1,201
                                                                             ------        ------        -------         ------

NONINTEREST INCOME
     Service charges on deposits                                                 51           162             64            179
     Other income                                                                13            33             17             37
     Net realized gain (loss), sales of available-for-sale securities             2             2             (7)             1
                                                                             ------        ------        -------         ------
                                                                                 66           197             74            217
                                                                             ------        ------        -------         ------

NONINTEREST EXPENSE
     Salaries and employee benefits                                             213           602            179            538
     Occupancy expenses                                                          42           121             68            157
     Other expenses                                                             191           453            129            367
                                                                             ------        ------        -------         ------
                                                                                446         1,176            376          1,062
                                                                             ------        ------        -------         ------

INCOME BEFORE INCOME TAXES                                                       47           298            132            356

INCOME TAX EXPENSE                                                               13            93             41            109
                                                                             ------        ------        -------         ------

     NET INCOME                                                              $   34        $  205        $    91         $  247
                                                                             ======        ======        =======         ======

NET INCOME PER SHARE OF COMMON STOCK                                         $  .05        $  .32        $   .14         $  .39
                                                                             ======        ======        =======         ======

DIVIDENDS PER SHARE OF COMMON STOCK                                          $   --        $  .20        $    --         $  .10
                                                                             ======        ======        =======         ======



See notes to condensed consolidated financial statements.

                        GEORGIA-CAROLINA BANCSHARES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (dollars in thousands)

                                                                                                  Nine Months
                                                                                               Ended September 30
                                                                                             -----------------------
                                                                                               1997           1996
                                                                                             -------         -------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                              $   205         $   247
     Adjustments to reconcile net income to net cash provided by operating activities
         Depreciation and amortization                                                            62              90
         Provision for loan loss                                                                  15              53
         Deferred income tax                                                                      32             104
         Adjustment to foreclosed real estate                                                      5               2
         Net decrease in accrued interest receivable                                             101              14
         Net (increase) decrease in other assets                                                 (52)             12
         Net increase in other liabilities                                                        95              59
                                                                                             -------         -------
              NET CASH PROVIDED BY OPERATING ACTIVITIES                                          463             581
                                                                                             -------         -------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net (increase) decrease in federal funds sold                                            (3,660)          5,950
     Net increase in interest-bearing deposits with banks                                        (99)           (398)
     Net (increase) decrease in loans, net                                                     2,085          (1,272)
     Purchases of available for sale securities                                               (1,726)         (5,360)
     Proceeds from sales and maturities of available-for-sale securities                       3,085           3,204
     Net purchases of premises and equipment                                                     (61)            (41)
     Proceeds from sale of foreclosed real estate                                                188              --
                                                                                             -------         -------
              NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                               (188)          2,083
                                                                                             -------         -------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in federal funds purchased                                                      --             270
     Net decrease in deposits                                                                   (104)         (2,783)
     Dividends paid                                                                             (127)            (63)
                                                                                             -------         -------
              NET CASH USED IN FINANCING ACTIVITIES                                             (231)         (2,576)
                                                                                             -------         -------

NET INCREASE IN CASH AND DUE FROM BANKS                                                           44              88

CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD                                                 1,088           2,640
                                                                                             -------         -------

CASH AND DUE FROM BANKS AT END OF PERIOD                                                     $ 1,132         $ 2,728
                                                                                             =======         =======




See notes to condensed consolidated financial statements.

                        GEORGIA-CAROLINA BANCSHARES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements include the accounts of Georgia-Carolina Bancshares, Inc. (the "Company") and its wholly-owned subsidiary, McDuffie Bank & Trust (the "Bank"). Significant intercompany transactions and accounts are eliminated in consolidation.

The financial statements as of and for the three and nine months ended September 30, 1997 and 1996 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Bank's annual report for the year ended December 31, 1996.

The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to a fair presentation of the financial position and results for interim periods.

NOTE 2 - REORGANIZATION OF THE BUSINESS

On June 6, 1997, the Bank's plan of corporate reorganization (the "Reorganization"), under which the Bank became a wholly-owned subsidiary of the Company was consummated. Consummation of the Reorganization was conditioned upon
(i) the approval by the shareholders of the Bank as required by law and (ii) the receipt of any required regulatory approvals, including approvals from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

The Reorganization was accomplished by merging Pinnacle Interim Corp. ("Interim") with the Bank under the Bank's charter and with the title of McDuffie Bank & Trust. On June 6, 1997, each outstanding share of common stock of the Bank was effectively exchanged for one share of common stock of the Company. As a result, the shareholders of the Bank became shareholders of the Company and the Bank became a wholly-owned subsidiary of the Company. Further, the officers and directors of the Bank became the officers and directors of the Company.

NOTE 3 - EARNINGS PER SHARE

Earnings per share are calculated on the basis of the weighted average number of shares outstanding in accordance with Accounting Principles Board "APB" Opinion No. 15. Fully diluted earnings per share are not presented because stock options outstanding are not materially dilutive and did not effect presented earnings per share.

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard "SFAS" No. 128, "Earnings Per Share". This Statement provides for changes in the calculation and presentation of earnings per share information and is effective for interim and annual financial statements of periods ending after December 15, 1997. Management of the Company has not yet determined the effect of the adoption of this Statement on the consolidated financial statements.

                        GEORGIA-CAROLINA BANCSHARES, INC.

                               SEPTEMBER 30, 1997
                                   (UNAUDITED)

NOTE 4 - STOCK OPTION PLAN

On April 28, 1997, at the Annual Meeting of shareholders of the Bank, the Bank's shareholders adopted an employee stock option plan (the "Plan") that provides incentive stock options and nonqualified stock options to directors and key employees of the Bank. On the effective date of the Reorganization, the Plan was transferred to the Company and was renamed the "Pinnacle Bancshares, Inc. 1997 Stock Option Plan". During the quarter ended September 30, 1997, options on 8,500 shares of stock were granted to key employees of the Bank and the Company.

The Company has adopted SFAS 123, "Accounting for Stock-Based Compensation". SFAS 123 establishes a "fair-value" based method of accounting for stock-based compensation plans. SFAS 123 encourages entities to adopt the fair-value method in place of the intrinsic value method currently in effect under the provisions of APB Opinion No. 25.

Under the fair value method of accounting, all arrangements under which employees receive shares of stock or other equity instruments or under which employers incur liabilities to employees in amounts based on the price of its stock result in the measurement of compensation cost at the grant date of the award which is recognized over the service period, usually the vesting period. Under the intrinsic value method, compensation cost is measured by the excess of the quoted market price of the stock, if any, over the amount the employee must pay to acquire the stock.

As permitted by SFAS 123, the Company has elected to continue its current method of using the intrinsic value method. However, the Company will be required to present pro forma disclosures of net income and earnings per share as if the Company had adopted the recognition provisions of SFAS 123 beginning with the 1997 Form 10-KSB and related financial statements.

                [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND, L.L.P]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
MCDUFFIE BANK & TRUST
Thomson, Georgia


We have audited the accompanying statements of financial condition of MCDUFFIE BANK & TRUST as of December 31, 1996 and 1995, and the related statements of income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McDuffie Bank & Trust as of December 31, 1996 and 1995, and the results of its operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                    /s/ Cherry, Bekaert & Holland, L.L.P.


Augusta, Georgia
February 7, 1997

                              MCDUFFIE BANK & TRUST

                        STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


                                     ASSETS
                                                                                   1996           1995
                                                                                 -------        -------
Cash and due from banks                                                          $ 1,088        $ 2,640
Federal funds sold                                                                 1,420          5,950
Interest-bearing deposits in banks                                                   100            198
Securities available-for-sale at fair value                                       12,603         10,989
Loans, net of unearned income and reserve for loan losses                         20,116         19,942
Bank premises and fixed assets                                                     1,440          1,541
Accrued interest receivable                                                          409            393
Foreclosed real estate, net                                                          516            417
Deferred tax benefit, net of valuation allowance                                     286            306
Other assets                                                                          47             74
                                                                                 -------        -------


     TOTAL ASSETS                                                                $38,026        $42,450
                                                                                 =======        =======


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non-interest bearing                                                        $ 3,096        $ 2,804
     Interest-bearing:
         NOW accounts                                                              4,959          8,493
         Savings                                                                   2,007          1,712
         Money Market accounts                                                     2,178          2,755
         Time deposits over $100,000                                               4,746          4,790
         Other time deposits                                                      13,669         14,766
                                                                                 -------        -------
              Total deposits                                                      30,655         35,320
Accrued expenses and other liabilities                                               239            193
                                                                                 -------        -------
              Total liabilities                                                   30,894         35,513
                                                                                 -------        -------

Commitments and contingent liabilities

Stockholders' equity:
     Common stock, par value $5.00; 10,000,000 shares authorized;
      635,380 shares issued and outstanding                                        3,177          3,177
     Additional paid-in capital                                                    3,178          3,178
     Retained earnings                                                               801            540
     Unrealized gain (loss) on securities available-for-sale, net of tax             (24)            42
                                                                                 -------        -------
              Total stockholders' equity                                           7,132          6,937
                                                                                 -------        -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $38,026        $42,450
                                                                                 =======        =======

See notes to financial statements.

                              MCDUFFIE BANK & TRUST

                           STATEMENTS OF INCOME (LOSS)

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (dollars in thousands)

                                                                         1996        1995          1994
                                                                        ------      ------        ------
INTEREST INCOME
  Interest and fees on loans                                            $2,178      $2,351        $2,463
  Interest on taxable securities                                           677         630           554
  Interest on nontaxable securities                                         95          42            35
  Interest on Federal funds sold                                            87         145            66
  Interest on deposits in other banks                                       16          26            67
                                                                        ------      ------        ------
          TOTAL INTEREST INCOME                                          3,053       3,194         3,185
                                                                        ------      ------        ------

INTEREST EXPENSE
  Interest on time deposits of $100,000, or more                           310         278           156
  Interest on other deposits                                             1,074       1,130         1,009
  Interest on federal funds purchased                                        1           3             2
                                                                        ------      ------        ------
          TOTAL INTEREST EXPENSE                                         1,385       1,411         1,167
                                                                        ------      ------        ------

          NET INTEREST INCOME                                            1,668       1,783         2,018

PROVISION FOR LOAN LOSSES                                                   56         240         1,727
                                                                        ------      ------        ------

          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            1,612       1,543           291
                                                                        ------      ------        ------

NONINTEREST INCOME
  Service charges on deposits                                              239         234           247
  Other income                                                              52          57            63
  Net realized gain (loss), sales of available-for-sale securities           1         (30)           --
                                                                        ------      ------        ------
                                                                           292         261           310
                                                                        ------      ------        ------
NONINTEREST EXPENSE
  Salaries and employee benefits                                           714         769           740
  Occupancy expenses                                                       231         218           200
  Other expenses                                                           520         590           489
                                                                        ------      ------        ------
                                                                         1,447       1,577         1,429
                                                                        ------      ------        ------

INCOME (LOSS) BEFORE INCOME TAXES                                          457         227          (828)

INCOME TAX BENEFIT (EXPENSE)                                               132          73          (320)
                                                                        ------      ------        ------

          NET INCOME (LOSS)                                             $  325      $  154        $ (508)
                                                                        ======      ======        ======

NET INCOME (LOSS) PER SHARE OF COMMON STOCK                             $ 0.51      $ 0.24        $(0.78)
                                                                        ======      ======        ======


See notes to financial statements.

                              MCDUFFIE BANK & TRUST

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (dollars in thousands)

                                                                                             Unrealized
                                                                                           Gain (Loss) on
                                                                                             Securities
                                                                    Additional              Available for       Total
                                                Common Stock         Paid-in     Retained    Sale, Net of    Shareholders'
                                            --------------------
                                             Shares    Par Value     Capital     Earnings   Deferred Taxes      Equity
                                            -------    ---------   -----------   --------  ---------------   -------------
BALANCE, DECEMBER 31, 1993                  635,380      $3,177      $3,178      $ 1,021        $  --           $ 7,376

Net loss                                         --          --          --         (508)          --              (508)

Net change in unrealized (loss) on
 securities available-for-sale, net
 of taxes                                        --          --          --           --         (253)             (253)

Cash dividend of $.10 per share                  --          --          --          (64)          --               (64)
                                            -------      ------      ------      -------        -----           -------

BALANCE, DECEMBER 31, 1994                  635,380       3,177       3,178          449         (253)            6,551

Net income                                       --          --          --          154           --               154

Net change in unrealized (loss) on
 securities available-for-sale, net
 of taxes                                        --          --          --           --          295               295

Cash dividend of $.10 per share                  --          --          --          (63)          --               (63)
                                            -------      ------      ------      -------        -----           -------

BALANCE, DECEMBER 31, 1995                  635,380       3,177       3,178          540           42             6,937

Net income                                       --          --          --          325           --               325

Change in unrealized gain (loss) on
 securities available-for-sale, net of
 deferred taxes                                  --          --          --           --          (66)              (66)

Cash dividend of $.10 per share                  --          --          --          (64)          --               (64)
                                            -------      ------      ------      -------        -----           -------

BALANCE, DECEMBER 31, 1996                  635,380      $3,177      $3,178      $   801        $ (24)          $ 7,132
                                            =======      ======      ======      =======        =====           =======




See notes to financial statements.

                              MCDUFFIE BANK & TRUST

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (dollars in thousands)

                                                                   1996          1995          1994
                                                                 -------       -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $   325       $   154       $  (508)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Depreciation and amortization                                    151           119           120
    Provision for loan losses                                         56           240         1,727
    Net realized loss on available-for-sale securities                --            30            --
    Deferred income tax                                               60            73          (471)
    Adjustment to foreclosed real estate                              48            36            --
    Other gains and losses, net                                        2             7            (3)
    Net decrease (increase) in accrued interest receivable           (16)           52          (109)
    Net decrease (increase) in other assets                           26           106          (326)
    Net (decrease) increase in other liabilities                      46            32           (44)
                                                                 -------       -------       -------
       NET CASH PROVIDED BY OPERATING ACTIVITIES                     698           849           386
                                                                 -------       -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease in interest-bearing deposits with banks                98           492         1,232
  Net (increase) decrease in federal funds sold                    4,530        (5,010)        3,123
  Net (increase) decrease in loans, net                             (446)        3,632        (2,546)
  Purchase of available-for-sale securities                       (5,360)       (4,122)           --
  Proceeds from sales of available-for-sale securities               248         1,510            --
  Proceeds from maturities of available-for-sale securities        3,382         2,625            --
  Net decrease in securities to be held-to-maturity                   --            --         4,568
  Net (increase) in securities available-for-sale                     --            --        (6,703)
  Proceeds from sale of land                                          --            --            44
  Proceeds from sale of foreclosed real estate                        67            --            --
  Net purchases of premises and equipment                            (40)          (30)          (89)
                                                                 -------       -------       -------
       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         2,479          (903)         (371)
                                                                 -------       -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits                             (4,665)        1,603           (68)
  Dividends paid                                                     (64)          (63)          (64)
                                                                 -------       -------       -------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        (4,729)        1,540          (132)
                                                                 -------       -------       -------

       NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS         (1,552)        1,486          (117)

CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                       2,640         1,154         1,271
                                                                 -------       -------       -------

CASH AND DUE FROM BANKS AT END OF YEAR                           $ 1,088       $ 2,640       $ 1,154
                                                                 =======       =======       =======


See notes to financial statements.

                              MCDUFFIE BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

McDuffie Bank & Trust (the "Bank") is located in Thomson, Georgia. Most of the Bank's loans and loan commitments have been granted to customers in the Thomson, Georgia and McDuffie County area. Many of the Bank's loan customers are also depositors of the Bank.

The Bank is subject to the regulations of Federal and state banking agencies and is periodically examined by them.

SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practices within the banking industry.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND DUE FROM BANKS - For purposes of reporting cash flows, cash and due from banks include cash on hand and amounts due from banks (including cash items in process of clearing). The Bank maintains due-from accounts with banks primarily located in Georgia. Balances generally exceed insured amounts.

INVESTMENT SECURITIES - The Bank's investments in securities are classified and accounted for as follows:

     Securities available-for-sale - Securities classified as available-for-sale are identified when acquired as being available-for-sale to meet liquidity needs or other purposes. They are carried at fair value with unrealized gains and losses, net of taxes, reported at a net amount as a separate component of stockholders' equity.

     Securities to be held-to-maturity - Securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

The Bank has not classified any securities as trading.

Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS AND RESERVE FOR LOAN LOSSES - Loans are principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding at the respective rate of interest, except for unearned interest on discounted loans which is recognized as income over the term of the loan using a method that approximates a level yield.

Accrual of interest income is discontinued when a loan becomes 90 days past due as to principal and interest or when, in management's judgment, the interest will not be collectible in the normal course of business. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Interest income is subsequently recognized only to the extent cash payments are received.

Effective January 1, 1995, the Bank prospectively adopted Statement of Financial Accounting Standard (SFAS) No. 114, "Accounting by Creditors for the Impairment of a Loan", and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures; an amendment to SFAS No. 114." These Statement apply to all loans of the Bank that are identified for evaluation except for smaller-balance homogenous residential mortgage and consumer installment loans that are collectively evaluated by management for impairment. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Management of the Bank evaluates the borrower's ability to pay, the value of any collateral, and other factors in determining when a loan is impaired. Management does not consider a loan to be impaired during a period of delay in payment if it is expected that the Bank will collect all amounts due including interest accrued at the contractual interest rate for the period of the delay.

Interest payments on impaired loans are applied to the remaining principal balance until the balance is fully recovered. Once principal is recovered, cash payments received are recorded as recoveries to the extent of any principal previously charged-off, and then as interest income.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans, including impaired loans, are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of certain specific loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to makes its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

FORECLOSED REAL ESTATE - Foreclosed real estate represents properties acquired through foreclosure or other proceedings. The property is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down at fair value at the time of foreclosure is charged to the allowance for loan losses. Property is evaluated regularly to ensure the carrying amount is supported by its current fair value. Foreclosed real estate is reported net of allowance for losses in the Bank's financial statements.

BANK PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation, computed by straight-line and declining balance methods over the estimated useful lives of the assets.

INCOME TAXES - Provisions for income taxes are based on amounts reported in the statements of income after exclusion of nontaxable income, such as interest on state and municipal securities, and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method. Deferred taxes are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

EARNINGS PER SHARE - Earnings per share are calculated on the basis of the weighted average number of shares outstanding. Fully diluted earnings per share are not presented because stock options are not materially dilutive (1996) or are antidilutive (1995 and 1994).

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS - The financial statements include disclosure of fair value information about the Bank's financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented are not intended to and do not represent the underlying value of the Bank.

The following methods and assumptions are used by the Bank in estimating fair values of financial instruments:

     Cash and due from banks, Federal funds sold and interest-bearing deposits in banks - Due to the short-term nature of these instruments, their estimated fair value approximates their carrying amounts.

     Available-for-sale and held-to-maturity securities - Estimated fair values are based on quoted market prices when available. Where quoted market prices are not available, quoted market prices of comparable instruments or discounted cash flow methods are used to estimate fair value.

     Loans - Fair values for loans are estimated by discounted cash flows using interest rates currently being offered by the Bank for loans with similar terms and similar credit quality.

     Deposit liabilities - Due to the short-term nature of demand and savings accounts, the estimated fair value of these instruments approximates their carrying amounts. Fair values for certificates of deposit are estimated by discounted cash flows using interest rates currently being offered by the Bank on certificates.

     Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Bank until such commitments are funded. The Bank has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair values of securities owed as of December 31, are shown below:

                                                                1996
                                           ----------------------------------------------
                                                        Gross        Gross
                                           Amortized  Unrealized   Unrealized     Market
                                              Cost      Gains        Losses        Value
                                           ---------  ----------   ----------     -------
Available-for-sale securities:
  U.S. Government and agency securities     $ 7,840      $33         $ (51)       $ 7,822
  State, county and municipal securities      2,133       16            (4)         2,145
  Mortgage-backed securities                  2,668       22           (54)         2,636
                                            -------      ---         -----        -------

                                            $12,641      $71         $(109)       $12,603
                                            =======      ===         =====        =======


                                                                  1995
                                             ----------------------------------------------
                                                          Gross        Gross
                                             Amortized  Unrealized   Unrealized     Market
                                                Cost      Gains        Losses        Value
                                             ---------  ----------   ----------     -------
Available-for-sale securities:
  U.S. Government and agency securities        $ 6,426      $49        $ --         $ 6,475
  State, county and municipal securities         1,432       14          (5)          1,441
  Mortgage-backed securities                     3,064       22         (13)          3,073
                                               -------      ---        ----         -------

                                               $10,922      $85        $(18)        $10,989
                                               =======      ===        ====         =======


The amortized cost and fair value of securities as of December 31, 1996, by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgaged-backed securities because the mortgages underlying the securities may be called or prepaid without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                            Securities
                                        Available-for-Sale
                                       ----------------------
                                       Amortized       Fair
                                          Cost        Value
                                       ---------     -------
One year or less                        $   350      $   351
After one year through five years         3,759        3,764
After five years through ten years        5,544        5,528
After ten years                             320          324
Mortgaged-backed securities               2,668        2,636
                                        -------      -------

                                        $12,641      $12,603
                                        =======      =======

Securities with a carrying amount of approximately $6.5 million and $5.7 million at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)

NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

Net realized gains (losses) on sales of securities available-for-sale were:

                     1996                               $  1
                     1995                                (30)
                     1994                                 -

The composition of interest income is summarized as follows:

                                            1996      1995      1994
                                            ----      ----      ----
U.S. government and agency securities       $677      $630      $554
State, county and municipal securities        95        42        35

NOTE 3 - LOANS

The composition of loans is summarized as follows:


                                      December 31
                                -----------------------
                                  1996           1995
                                --------       --------
Commercial and industrial       $  3,865       $  7,730
Real estate - construction         2,547          1,551
Real estate - mortgage            10,917          8,559
Consumer                           2,807          3,265
Federal funds sold, term             872             --
                                --------       --------
                                  21,008         21,105
Unearned income                       (3)            (8)
                                --------       --------
                                  21,005         21,097
Allowance for loan losses           (889)        (1,155)
                                --------       --------

         Loans, net             $ 20,116       $ 19,942
                                ========       ========

Changes in the allowance for loan losses were as follows:


                                                 December 31
                                     -----------------------------------
                                       1996          1995          1994
                                     -------       -------       -------
Balance, beginning of year           $ 1,155       $ 1,394       $   416
Provision charged to operations           56           240         1,727
Recoveries                               231           159            59
Loans charged off                       (553)         (638)         (808)
                                     -------       -------       -------

         Balance, end of year        $   889       $ 1,155       $ 1,394
                                     =======       =======       =======

Loans for which the accrual of interest had been discontinued or reduced amounted to approximately $140 thousand and $170 thousand at December 31, 1996 and 1995, respectively. There was no significant reduction in interest income associated with nonaccrual and renegotiated loans. There were no loans identified as impaired under SFAS 114 at December 31, 1996 or 1995.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 3 - LOANS (CONTINUED)

At December 31, 1996, executive officers and directors, and companies in which they have a beneficial ownership, were indebted to the Bank in the aggregate amount of $408 thousand. The interest rates on these loans were substantially the same as rates prevailing at the time of the transactions, and repayment terms are customary for the type of loan involved. Following is a summary of transactions for 1996 and 1995:


                                1996      1995
                                ----      ----
Balance, beginning of year      $573      $690
     Advances                    108       168
     Repayments                  273       285
                                ----      ----

Balance, end of year            $408      $573
                                ====      ====

NOTE 4 - FORECLOSED REAL ESTATE

A summary of foreclosed real estate is as follows:

                                        December 31
                                 ------------------------
                                 1996      1995      1994
                                 ----      ----      ----
Carrying amount of property      $613      $464      $264

Less, valuation allowance          97        47        --
                                 ----      ----      ----

                                 $516      $417      $264
                                 ====      ====      ====

NOTE 5 - BANK PREMISES AND EQUIPMENT

Bank premises and equipment consists of the following:

                                           December 31
                                      ---------------------
                                        1996          1995
                                      -------       -------
Land                                  $   475       $   475
Building and improvements               1,248         1,248
Equipment, furniture & fixtures           750           710
                                      -------       -------
                                        2,473         2,433
Accumulated depreciation               (1,033)         (892)
                                      -------       -------

     Premises and equipment, net      $ 1,440       $ 1,541
                                      =======       =======

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 6 - DEPOSITS

At December 31, 1996, the scheduled maturities of time-deposit liabilities were as follows:

                 1997                                $14,441
                 1998                                  1,671
                 1999                                  2,126
                 2000                                    147
                 2001 and thereafter                      30
                                                     -------
                                                     $18,415
                                                     =======

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Bank has a 401(K) salary-deferred plan covering substantially all employees. At the discretion of the Bank's Board of Directors, the Bank may match a percentage of the annual amounts deferred by employees. Matching amounts are funded by the Bank as accrued. Total deferred and matching amounts are limited to amounts that can be deducted for Federal income tax purposes. The Bank's matching contribution for the three years ended December 31, 1996 was approximately $10 thousand per year.

NOTE 8 - STOCKHOLDERS' EQUITY AND REGULATORY MATTERS

Banking regulations limit the amount of dividends the Bank may pay to stockholders without prior approval of the Bank's regulatory agencies. Approximately $160 thousand is available to be paid as dividends at December 31, 1996, without prior regulatory approval.

In 1995 regulatory agencies required the Bank to enter into a Memorandum of Understanding with the agencies requiring the Bank to comply with and implement certain operating procedures. In 1996 the regulatory agencies released the Bank from the Memorandum of Understanding.

The Bank is subject to various regulatory capital requirements administered by state and Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that as of December 31, 1996, the Bank meets all capital adequacy requirements to which it is subject.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 8 - STOCKHOLDERS' EQUITY AND REGULATORY MATTERS (CONTINUED)

As of December 31, 1996, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                Required
                                                                                               To Be Well
                                                                                            Capitalized Under
                                                                           For Capital      Prompt Corrective
                                                        Actual          Adequacy Purposes   Action Provisions
                                                    --------------      -----------------   -----------------
                                                    Amount   Ratio       Amount    Ratio     Amount     Ratio
                                                    ------   -----      -------    -----    -------    ------
As of December 31, 1996:
    Total capital (to Risk Weighted Assets)         $7,156   32.1%      >$1,783    >8.0%    >$2,229    >10.0%
                                                                        -          -        -          -
    Tier I capital (to Risk Weighted Assets)        $6,870   30.8%      >$  891    >4.0%    >$1,337    > 6.0%
                                                                        -          -        -          -
    Tier I capital (to Average Assets)              $6,870   17.6%      >$1,557    >4.0%    >$1,946    > 5.0%
                                                                        -          -        -          -

As of December 31, 1995, the Bank's actual regulatory capital ratios were as follows:

    Total capital (to Risk Weighted Assets)                29.5%
    Tier I capital (to Risk Weighted Assets)               28.2%
    Tier I capital (to Average Assets)                     17.1%

At December 31, 1996, options to purchase 16 thousand shares of the Bank's stock were outstanding. The options are non-transferrable and have exercise prices between ten and twelve dollars per share. The options expire during the years 2000 and 2003. No options were exercised during the three year period ended December 31, 1996. No additional shares are available to be granted under this plan, and the Bank has no other stock option plan.

NOTE 9 - INCOME TAXES

The total income taxes in the statements of income for the years ended December 31, are as follows:

Current tax (benefit)       $ 72      $  --       $  (1)
Deferred tax (benefit)        60         73        (319)
                            ----      -----       -----
                            $132      $  73       $(320)
                            ====      =====       =====

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 9 - INCOME TAXES (CONTINUED)

The Bank's provision for income taxes differs from the amounts computed by applying the Federal and state income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                 1996        1995        1994
                                                 ----        ----       -----
Statutory rates                                  38.0%       38.0%      (38.0)%
     Tax exempt income                           (8.0)       (6.0)%        --
     Nondeductible interest                       1.0         1.0          --
     Other, including effect of graduated
      rate brackets                              (2.0)       (1.0)         --
                                                 ----        ----       -----

                                                 29.0%       32.0%      (38.0)%
                                                 ====        ====       =====

The primary components of deferred income taxes at December 31, are as follows:

                                                           1996      1995
                                                           ----      ----
Deferred tax assets
     Allowance for loan losses                             $253      $305
     Foreclosed real estate allowance                        18        --
     Unrealized loss on securities available-for-sale        15        --
     Other                                                   --        26
                                                           ----      ----
         Deferred income tax assets                         286       331
                                                           ----      ----

Deferred tax liabilities
     Unrealized gain on securities available-for-sale        --        25
                                                           ----      ----

         Net deferred income tax asset                     $286      $306
                                                           ====      ====

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences are expected to be available to reduce taxable income.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank may enter into off-balance-sheet financial instruments which are not reflected in the financial statements. These instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when funds are disbursed or the instruments become payable. The Bank uses the same credit policies for these off-balance-sheet financial instruments as it does for other instruments that are recorded in the financial statements.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Following is an analysis of significant off-balance-sheet financial instruments:

                                   1996        1995
                                  ------      ------
Commitments to extend credit      $1,981      $  958
Standby letters of credit             50          59
                                  ------      ------
                                  $2,031      $1,017
                                  ======      ======

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The amount of collateral obtain, if deemed necessary by the Bank, upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

                        1996        1995        1994
                       ------      ------      ------
Income taxes paid      $   --      $   --      $  131
Interest paid          $1,369      $1,362      $1,118

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Bank's financial instruments for those instruments for which the Bank's management believes estimated fair value dues not by nature approximate the instruments carrying amount are as follows at December 31, 1996 and 1995 (in millions):

                                   1996                  1995
                            -----------------     -----------------
                            Carrying     Fair     Carrying     Fair
                             Amount     Value      Amount     Value
                            --------    -----     --------    -----
Loans                        $21.0      $20.9      $21.0      $20.0
                             =====      =====      =====      =====

Certificates of deposit      $18.4      $18.4      $19.5      $19.5
                             =====      =====      =====      =====

Estimated fair value information of investment securities is presented in Note 2 of the financial statements.

                              MCDUFFIE BANK & TRUST

                           DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)


NOTE 13 - OTHER EXPENSES

Other noninterest expenses are as follows:

                                  December 31,
                           ------------------------
                           1996      1995      1994
                           ----      ----      ----
Data processing            $104      $ 91      $ 77
FDIC assessment              10        45        39
Legal and accounting         57        89        32
Printing and supplies        37        38        25
Other                       294       327       316
                           ----      ----      ----
                           $502      $590      $489
                           ====      ====      ====

                                   EXHIBIT A

                      THE ROBINSON-HUMPHREY COMPANY, INC.

CORPORATE FINANCE                                             INVESTMENT BANKERS
   DEPARTMENT                                                      SINCE 1894


                               February 19, 1998

Georgia-Carolina Bancshares, Inc.
110 East Hill Street
Thomson, Georgia 30824

Ladies and Gentlemen:

         We understand that Georgia-Carolina Bancshares, Inc. (the "Company") intends to raise a minimum of $7,000,000 up to a maximum of $10,000,000 on a "best efforts" basis (the "Offering") in order to fund its expansion into the Augusta and Columbia County markets (the "Proposed Transaction"). The terms and conditions of the Offering and the Proposed Transaction are set forth in more detail in the Company's registration statement on form SB-2 (the "Registration Statement").

         We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's existing stockholders of the issue price of the Company's common stock which is to be issued upon completion of the Offering. Robinson-Humphrey's opinion is written solely to the existing shareholders of the Company. Robinson-Humphrey's opinion expressly does not constitute a recommendation to existing or prospective shareholders to purchase the equity securities of the Company in the Offering or elsewhere.

         In arriving at our opinion, we reviewed and analyzed: (1) the Registration Statement; (2) all of the Company's publicly available documents;
(3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) a recent trading history of the Company's Common Stock, to the extent available, as supplied by the Company's management; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant; and (6) the Company's business plans with respect to its expansion in to the Augusta and Columbia County markets. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description.



                            ATLANTA FINANCIAL CENTER
                            3333 PEACHTREE ROAD, NE
                             ATLANTA, GEORGIA 30326
                                 (404) 266-6000

Fairness Opinion Letter
February 19, 1998
___________________________


We have assumed and relied upon the accuracy and completeness of the financial and other information provided to us in arriving at our opinion without independent verification. With respect to the financial forecasts/projections of the Company and its expansion plans, we have assumed that such forecasts/projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or the liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we have arranged trades in the equity securities of the Company for the accounts of our customers; however, we do not make a market in the equity securities of the Company.

         Based upon and subject to the forgoing, we are of the opinion as of the date hereof that, from a financial point of view, the issue price of the Offering is fair to the existing stockholders of the Company.


                                   THE ROBINSON-HUMPHREY COMPANY,LLC

                                   /s/The Robinson-Humphrey Company,LLC

                                                                       APPENDIX

                       GEORGIA-CAROLINA BANCSHARES, INC.
                                REVOCABLE PROXY

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GEORGIA-CAROLINA BANCSHARES, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Phillip G. Farr, Samuel A. Fowler, Jr. and David
W. Joesbury, Sr., the Proxy Committee, or either of them, with power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Georgia-Carolina Bancshares, Inc., $.001 par value per share (the "Common Stock") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Georgia-Carolina Bancshares, Inc. (the "Company") to be held on Monday, March 9, 1998 at 4:30 p.m. at the Company's main office, 110 East Hill Street, Thomson, Georgia, or at any adjournments or postponements thereof upon the following:

1. The proposal to approve the registered public offering of a minimum of 518,519 shares and a maximum of 740,741 shares of the Company's Common Stock at an offering price of $13.50 per share.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. To conduct such other business as may lawfully come before the Special Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSAL AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED HEREIN AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY

                                                  Please date and sign this
                                                  Proxy exactly as name(s)
                                                  appears on the mailing label.

                                                  ------------------------------
                                                  Stockholder sign above

                                                  ------------------------------
                                                  Co-holder (if any) sign above

                                                  Print Name(s):

                                                  ------------------------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

I plan to attend the Special Meeting.

                                 Yes      No      Dated:
                                    ----    ----        -------